                                                                   Exhibit 10.14





                                CREDIT AGREEMENT

                           Dated as of March 9, 1994

                                 by and between

                            CARLISLE PLASTICS, INC.,

                                  as Borrower,

                 POLY-TECH, INC., A&E PRODUCTS (FAR EAST) LTD.,
           PLASTICOS BAJACAL S.A. DE C.V., RHINO-X INDUSTRIES, INC.,
               A&E KOREA, LTD., AMERICAN WESTERN CORPORATION AND
                        AWC TRANSPORTATION CORPORATION,

                                as Co-Obligors,

                                      and

                     GENERAL ELECTRIC CAPITAL CORPORATION,

                              as Agent and Lender

                                                         TABLE OF CONTENTS
                                                         -----------------

1.       AMOUNT AND TERMS OF CREDIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.1     Revolving Credit Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.2     Prepayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.3     Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         1.4     Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         1.6     Eligible Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         1.7     Eligible Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         1.8     Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         1.9     Cash Management Systems  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         1.10    Receipt of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         1.11    Application and Allocation of Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         1.12    Loan Account and Accounting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         1.13    Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         1.14    Access . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         1.15    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         1.16    Capital Adequacy and Other Adjustments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

2.       CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2.1     Conditions to the Initial Revolving Credit Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2.2     Further Conditions to Each Revolving Credit Advance and Each of the Letter of Credit Obligations . . . . .  17

3.       REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.1     Corporate Existence; Compliance with Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.2     Executive Offices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.3     Corporate Power; Authorization; Enforceable Obligations  . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.4     Financial Statements and Projections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         3.5     Collateral Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         3.6     Material Adverse Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         3.7     Ownership of Property; Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         3.8     Restrictions; No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         3.9     Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         3.10    Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness  . . . . . . . . . . . . . . . .  22
         3.11    Government Regulation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         3.12    Margin Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         3.13    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.14    ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         3.15    No Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.16    Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.17    Employment Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
         3.18    Patents, Trademarks, Copyrights and Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         3.19    Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         3.20    Hazardous Materials  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         3.21    Insurance Policies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         3.22    Deposit and Disbursement Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         3.23    Government Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         3.24    Customer and Trade Relations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         3.25    Agreements and Other Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

         3.26    Mandatory Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

4.       FINANCIAL STATEMENTS AND INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         4.1     Reports and Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         4.2     Communication with Accountants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

5.       AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.1     Maintenance of Existence and Conduct of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.2     Payment of Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.3     Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.4     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.5     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.6     Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         5.7     Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         5.8     Supplemental Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         5.9     Employee Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.10    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.11    Landlords' Agreements and Bailee Letters and Mortgagee Agreements  . . . . . . . . . . . . . . . . . . . .  32
         5.12    Leased Locations of Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.13    Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.14    Maintenance of Equipment and Fixtures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.15    Offering Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.16    Notice of Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.17    Blocked Account Agreements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

6.       NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         6.1     Mergers, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         6.2     Investments; Loans and Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.3     Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.4     Employee Loans and Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.5     Capital Structure and Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         6.6     Guaranteed Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         6.7     Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         6.8     Sale of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         6.9     Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         6.10    ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         6.11    Financial Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         6.12    Hazardous Materials  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         6.13    Sale-Leasebacks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         6.14    Cancellation of Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         6.15    Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         6.16    Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         6.17    Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         6.18    Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         6.19    Sale of Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         6.20    Cash Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         6.21    No Impairment of Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         6.22    Amendment to Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         6.23    Corporate Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

7.       TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         7.1     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         7.2     Survival of Obligations Upon Termination of Financing Arrangements . . . . . . . . . . . . . . . . . . . .  41

8.       EVENTS OF DEFAULT: RIGHTS AND REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         8.1     Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         8.2     Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         8.3     Waivers by Borrower and Co-Obligors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

9.       ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         9.1     Assignment and Participations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         9.2     Appointment of Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         9.3     Set-Off and Sharing of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         9.4     Disbursement of Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         9.5     Disbursements of Advances, Payments and Information  . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

10.      SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         10.1    Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

11. MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         11.1    Complete Agreement; Modification of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         11.2    Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         11.3    Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         11.4    No Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         11.5    Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         11.6    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         11.7    Conflict of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         11.8    Authorized Signature . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         11.9    GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         11.10 Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         11.11 Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         11.12 Exceptions to Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         11.13 Subordination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         11.14 Section Titles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         11.15 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         11.16 WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

                      INDEX OF EXHIBITS AND SCHEDULES
                      -------------------------------

Exhibit A                 -       Form of Notice of Revolving Credit Advance
Exhibit A-1               -       Form of Conversion/Continuation Notice
Exhibit B                 -       Form of Borrowing Base Certificate
Exhibit C                 -       Form of Revolving Credit Note
Exhibit D                 -       Form of Security Agreement

Schedule  1.1(d)          -       Responsible Individual
Schedule  1.6             -       Eligible Accounts
Schedule  1.7             -       Eligible Inventory
Schedule  1.9             -       List of Bank Accounts
Schedule  3.2             -       Executive Offices
Schedule  3.4             -       Financial Statements and Projections
Schedule  3.5             -       Collateral Reports
Schedule  3.7             -       Real Estate and Leases
Schedule  3.9             -       Labor Matters
Schedule  3.10            -       Ventures, Subsidiaries and Affiliates;
                                  Outstanding Stock and Indebtedness
Schedule  3.13            -       Tax Matters
Schedule  3.14            -       ERISA Plans
Schedule  3.15            -       Litigation
Schedule  3.17            -       Employment Matters
Schedule  3.18            -       Intellectual Property
Schedule  3.20            -       Hazardous Materials
Schedule  3.21,
 Part I                   -       Insurance Policies
Schedule  3.21,
 Part II
Schedule  3.22            -       Deposit and Disbursement Accounts
Schedule  4.1(A)          -       Financial Statements and
                                  Projections -- Reporting
Schedule  4.1(B)          -       Collateral Reports -- Reporting
Schedule  5.1             -       Trade Names
Schedule  6.3             -       Indebtedness
Schedule 6.3A             -       Subordinated Notes
Schedule  6.7             -       Permitted Liens
Schedule  6.11            -       Financial Covenants
Schedule  6.11A           -       Attachment to SCHEDULE 6.11
Schedule  11.8            -       Authorized Signatures
Schedule  11.10           -       Notice Addresses

Schedule  A               -       Definitions
Schedule  B               -       Letters of Credit
Schedule  C               -       Cash Management System
Schedule  C-1             -       Borrower Accounts
Schedule  D               -       Schedule of Documents
Schedule  E               -       Revolving Loan Commitments

                 CREDIT AGREEMENT, dated as of March 9, 1994, by and between Carlisle Plastics, Inc., a Delaware corporation ("Borrower"), Poly-Tech, Inc., a Minnesota corporation, A&E Products (Far East) Ltd., a Hong Kong corporation, Plasticos Bajacal S.A. de C.V., a Mexican corporation, Rhino-X Industries, Inc., a Delaware corporation, A&E Korea, Ltd., a Delaware corporation, American Western Corporation, a Delaware corporation, and AWC Transportation Corporation, a South Dakota corporation (each a "Co- Obligor" and collectively "Co-Obligors"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, "GE Capital"), for itself, as Lender, and as Agent for Lenders.

                                    RECITALS
                                    --------

                 A. Borrower desires to borrow up to Fifty-Five Million Dollars ($55,000,000) from Lenders and Lenders are willing to make certain loans to Borrower of up to such amount upon and subject to the terms and conditions set forth herein.

                 B. Each of the Co-Obligors is a direct or indirect wholly-owned Subsidiary of Borrower, receives working capital from Borrower and will benefit both directly and indirectly from the extensions of credit to be made to Borrower upon and subject to the terms and conditions set forth herein.

                 C. Capitalized terms used in this Agreement shall have the meanings ascribed to them in SCHEDULE A. All Schedules, Exhibits and other attachments hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together, shall constitute but a single agreement. These Recitals shall be construed as part of this Agreement.

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.       AMOUNT AND TERMS OF CREDIT

                 1.1 REVOLVING CREDIT ADVANCES. (a) Upon and subject to the terms and conditions hereof, each Lender agrees to make available, from time to time, until the Commitment Termination Date, for Borrower's use and upon the request of Borrower therefor, advances (each, a "Revolving Credit Advance") against Eligible Accounts and Eligible Inventory in an aggregate amount outstanding which shall not at any given time exceed the lesser at such time of (i) the Maximum Revolving Credit Loan ($55,000,000 as of the Closing Date, as such amount may be reduced from time to time in accordance with the terms of this Agreement) MINUS the amount of Letter of Credit Obligations, and
(ii) the "Formula Amount" in an amount equal to the Borrowing Base MINUS the amount of Letter of Credit Obligations (collectively, "Borrowing Availability"), in any case less such other reserves as Agent may deem appropriate from time to time. In the event that Borrower enters into the

Receivables Securitization Facility, then the amount of the Maximum Revolving Credit Loan shall be reduced on a dollar for dollar basis by the maximum permitted amount of funding available to Borrower under the Receivables Securitization Facility and Borrower shall at that time make any prepayment required pursuant to Section 1.2(A). Until all amounts outstanding in respect of the Revolving Credit Loan shall become due and payable on the Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow under this SECTION 1.1(a). Subject to the terms and conditions of this Agreement, the Revolving Credit Advances may be LIBOR Rate Advances or Index Rate Advances, or a combination thereof, selected by Borrower in accordance with SECTIONS 1.1(B) and 1.1(C). Each LIBOR Rate Advance shall be in the minimum amount of $100,000 and in integral multiples of $100,000 if in excess thereof.

                 (b) Subject to the terms of SECTION 1.1(A), Borrower shall select the Rate Option and, in the case of each LIBOR Rate Advance, the LIBOR Interest Period applicable to each Revolving Credit Advance from time to time by giving an irrevocable notice (a "Notice of Revolving Credit Advance") not later than 12:00 noon (New York time) (x) on the Borrowing Date of each Index Rate Advance and (y) three (3) Business Days before the Borrowing Date for each LIBOR Rate Advance. Each Notice of Revolving Credit Advance shall be substantially in the form of EXHIBIT A hereto, specifying:

                 (i) the Borrowing Date, which shall be a Business Day, of such Revolving Credit Advance;

                 (ii) the aggregate amount of each Revolving Credit Advance;

                 (iii) the Rate Option selected; and

                 (iv) in the case of each LIBOR Rate Advance, the LIBOR Interest Period applicable thereto; PROVIDED, THAT there shall be no more than three (3) LIBOR Interest Periods outstanding at any one time.

Borrower shall use its best efforts to select LIBOR Interest Periods so that it is not necessary to prepay any LIBOR Rate Advance in order to make a payment required by the terms of this Agreement, including any prepayments required or permitted pursuant to the terms of this Agreement.

                 (c) Index Rate Advances shall continue as Index Rate Advances unless and until such Index Rate Advances are converted by Borrower in accordance with this SECTION 1.1(C) into LIBOR Rate Advances. Each LIBOR Rate Advance shall continue as a LIBOR Rate Advance until the end of the then applicable LIBOR Interest Period, at which time such LIBOR Rate Advance shall be automatically converted into an Index Rate Advance unless Borrower shall have given Agent an irrevocable notice (a "Conversion/Continuation Notice") requesting that, at the end of such LIBOR Interest Period, such LIBOR Rate Advance continue as a LIBOR Rate Advance for the same or another LIBOR Interest Period. Subject to the terms of SECTION 1.1(A), Borrower may elect from time to time to convert all or any part of a Revolving Credit Advance of any Rate Option into any other Rate Option; PROVIDED that any conversion of a LIBOR Rate Advance shall be made on, and only on, the last day of the LIBOR Interest Period applicable thereto. Borrower shall give Agent a Conversion/ Continuation Notice of each conversion or continuation of a Revolving Credit Advance not later than 12:00 noon (New York time) (i) on the Request Date, in the case of a conversion into an Index Rate Advance, and (ii) at least three
(3) Business Days before the Request Date of the requested conversion or continuation, in the case of a conversion into or continuation of a LIBOR Rate Advance. Each Conversion/Continuation Notice shall be in the form of EXHIBIT A-1 hereto, specifying:

                 (i) the Request Date, which shall be a Business Day, of such conversion or continuation;

             (ii) the aggregate amount and Rate Option of the Revolving Credit Advance which is to be converted or continued; and

            (iii) the amount and Rate Option(s) of the Revolving Credit Advance(s) into which such Revolving Credit Advance is to be converted or continued and, in the case of a conversion into or continuation of a LIBOR Rate Advance, the duration of the LIBOR Interest Period applicable thereto.

                 (d) Each Notice of Revolving Credit Advance and Conversion/Continuation Notice shall be given to the individual at Agent responsible for Borrower as identified on SCHEDULE 1.1 (D) at the address specified thereon. In the event that Borrower shall give Agent (i) Notices of Revolving Credit Advance which request a LIBOR Rate Advance and an Index Rate Advance on the same Borrowing Date, or (ii) Conversion/Continuation Notices which request a LIBOR Rate Advance and an Index Rate Advance on the same Request Date, unless otherwise instructed in writing by Borrower, for purposes of calculating the Applicable Margin, Agent shall be deemed to have funded such LIBOR Rate Advances prior to any such Index Rate Advances. Each Notice of Revolving Credit Advance and Conversion/Continuation Notice shall be given in writing (by, telecopy, telex or cable) or by telephone confirmed immediately in writing. If the written confirmation differs in any material respect from the action taken by Agent and the Lenders, the records of Agent shall govern in the absence of manifest error. Agent shall be entitled to rely upon, and shall be fully protected under this Agreement in relying upon, any Notice of Revolving Credit Advance or Conversion/Continuation Notice believed by Agent to be genuine and to assume that each Person identified on SCHEDULE 11.8 executing and delivering the same was duly authorized unless the responsible individual acting thereon for Agent shall have, at the time of reliance thereon, actual knowledge to the contrary.

                 (e) Borrower shall execute and deliver to each Lender a note to evidence the Revolving Credit Loan, such note to be in the principal amount of the Revolving Loan Commitment of such Lender, dated the Closing Date and substantially in the form of EXHIBIT C hereto (each a "Revolving Credit Note" and, collectively, the "Revolving Credit Notes"). The Revolving Credit Notes shall represent the obligation of Borrower to pay the amount of the Maximum Revolving Credit Loan or, if less, the aggregate unpaid principal amount of all Revolving Credit Advances made by Lenders to Borrower, and all other Obligations, with interest thereon as prescribed in SECTION 1.5.

                 (f) The date and amount of each Revolving Credit Advance and each payment of principal with respect thereto shall be recorded on the books and records of Agent, which books and records shall constitute PRIMA FACIE evidence of the accuracy of the information therein recorded. The entire unpaid balance of the Revolving Credit Loan shall be immediately due and payable on the Commitment Termination Date.

                 1.2 PREPAYMENT. (a) In the event that the outstanding balance of the Revolving Credit Loan shall, at any time, exceed the lesser at such time of (i) the Maximum Revolving Credit Loan MINUS the Letter of Credit Obligations or (ii) the Borrowing Base MINUS the Letter of Credit Obligations, Borrower and Co-Obligors, jointly and severally, shall immediately repay the Revolving Credit Loan in the amount of such excess.

                 (b) Subject to the provisions of SECTION 1.18, Borrower shall have the right, subject to the terms and conditions of the Loan Documents, at any time on at least 30 days' prior written notice to Agent to voluntarily prepay the entire Revolving Credit Loan and terminate the Revolving Loan Commitment; PROVIDED, THAT in the event that Borrower elects to so voluntarily prepay the entire Revolving Credit Loan and terminate the Revolving Credit Loan Commitment on or prior to the first anniversary of the Closing Date, Borrower and Co-Obligors, jointly and severally, shall pay to Agent for the ratable benefit of Lenders a prepayment fee in an amount equal to the then aggregate Commitments multiplied by one percent (1%); PROVIDED, THAT no such fee shall be payable if Borrower repays the entire Revolving Credit Loan in full with the proceeds of a public offering of its Stock and terminates the Revolving Loan Commitment or if the entire Revolving Credit Loan is repaid in full and the Revolving Loan Commitment is terminated upon a Change in Control of Borrower. Upon any such prepayment and termination, Borrower's right to request and receive Revolving Credit Advances, and to request the incurrence of Letter of Credit Obligations, shall simultaneously terminate. Any such prepayment and termination shall be accompanied by the payment of all accrued and unpaid interest and all Fees and all other remaining Obligations, including all Letter of Credit Obligations.

                 1.3 LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement, including Schedule B, Borrower shall have the right to request, and each Lender agrees to incur its Pro Rata Share of, the Letter of Credit Obligations in accordance with SCHEDULE B.

                 1.4      USE OF PROCEEDS.   Borrower shall utilize the
proceeds of Revolving Credit Advances solely for the financing of ordinary working capital needs consistent with the terms of the Indentures, including payment of interest with respect to, and the principal portion when due (in accordance with the amortization schedule for such Indebtedness on the Closing Date, without amendment or acceleration), of long term Indebtedness, including that evidenced by the Indentures. Without limiting the generality of the foregoing, Revolving Credit Advances shall not be used to redeem, make open market purchases of or prepay any long-term Indebtedness, including any evidenced by or arising under any of the Indentures.

                 1.5 INTEREST ON REVOLVING CREDIT LOAN. (a) Borrower and Co-Obligors, jointly and severally, shall pay accrued interest to Agent, for the ratable benefit of Lenders, in arrears (i) with respect to each Index Rate Advance, on the first day of each month and on the Commitment Termination Date, and (ii) with respect to each LIBOR Rate Advance, on the last day of its applicable LIBOR Interest Period and, in the case of a LIBOR Interest Period longer than one month, interest shall also be payable on the last day of each month during such LIBOR Interest Period, and on the Commitment Termination Date, and (iii) if any interest accrues or remains payable with respect to the Revolving Credit Loan after the Commitment Termination Date, upon demand by Agent. In addition, interest accrued on that portion of the outstanding principal amount of any Index Rate Advance converted into a LIBOR Rate Advance on a day other than the first day of a month shall be payable on the date of conversion.

                 (b) If any interest or other payment on the Revolving Credit Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                 (c) Each Index Rate Advance shall bear interest at the Index Rate from the date of such Index Rate Advance or the date on which such Index Rate Advance was converted from a LIBOR Rate Advance to the date on which such Index Rate Advance is repaid or converted to a LIBOR Rate Advance.
Changes in the rate of interest
on that portion of any Revolving Credit Advance maintained as an Index Rate Advance will take effect simultaneously with each change in the Index Base Rate. Each LIBOR Advance shall bear interest from the first day of the LIBOR Interest Period applicable thereto to the last day of such LIBOR Interest Period at the interest rate determined for such LIBOR Rate Advance.

                 (d) All computations of interest shall be made by Agent on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest is payable. Each determination by Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error or bad faith.

                 (e) So long as any Event of Default shall have occurred and be continuing, the interest rate applicable to any Revolving Credit Advance and any other Obligations shall be increased by two percent (2%) per annum above the rate of interest otherwise applicable ("Default Rate") and the Default Rate shall be deemed to have been imposed as of and shall be payable for all periods (including, without limitation, any remaining portion of a LIBOR Interest Period) subsequent to the date of the occurrence of any Default resulting in such Event of Default.

                 (f) Notwithstanding anything to the contrary set forth in this SECTION 1.5, if, at any time until payment in full of all of the Obligations, the rate of interest payable hereunder exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the "Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; PROVIDED, THAT if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower and Co-Obligors, jointly and severally, shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, from the making of such advances hereunder is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this SECTION 1.5(F)) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, the interest rate payable hereunder shall be the rate of interest provided in sECTIONS 1.5(C) through (E), unless and until the rate of interest again exceeds the Maximum Lawful Rate, in which event this sECTION 1.5(F) shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. In the event the Maximum Lawful Rate is calculated pursuant to this SECTION 1.5(F), such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. In the event that a court of competent jurisdiction, notwithstanding the provisions of this SECTION 1.5 (f), shall make a final determination that a Lender has received interest hereunder or under any of the other Loan Documents in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess first to any interest due and not yet paid hereunder, then to the outstanding principal of the Obligations, then to Fees and any other unpaid Obligations and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

                 1.6 ELIGIBLE ACCOUNTS. Based on the most recent Schedule of Accounts delivered by Borrower to Agent and on other information available to Agent, Agent shall at its sole discretion determine which Accounts shall be deemed to be "Eligible Accounts" for purposes of determining the amounts, if any, to be advanced to Borrower. In determining whether a particular Account constitutes an Eligible Account, Agent shall not include any such Account which does not meet the criteria set forth on SCHEDULE 1.6.

                 1.7 ELIGIBLE INVENTORY. Based on the most recent Schedule of Inventory delivered by Borrower to Agent and on other information available to Agent, Agent shall in its sole discretion determine which Inventory shall be deemed to be "Eligible Inventory" for purposes of determining the amounts, if any, to be advanced to Borrower. In determining whether any particular Inventory constitutes Eligible Inventory, Agent shall not include Inventory which does not meet the criteria set forth on Schedule 1.7.

                 1.8 FEES. (a) Borrower shall pay to GE Capital, individually, the fees specified in the GE Capital Fee Letter at the times specified for payment therein.

                 (b) As additional compensation for Lenders' costs and risks in making the Revolving Credit Loan available to Borrower, Borrower and Co-Obligors, jointly and severally, agree to pay to Agent, for the ratable benefit of Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a fee for Borrower's non-use of available funds (the "Non-Use Fee") in an amount equal to 0.25% per annum (calculated on the basis of a 360-day year and actual days elapsed) of the difference between the respective daily averages of (i) the Maximum Revolving Credit Loan (as it may be reduced from time to time hereunder) and (ii) the amount of the Revolving Credit Loan PLUS Letter of Credit Obligations outstanding during the period for which the Non-Use Fee is due.

                 (c) Borrower shall pay to GE Capital, individually in its capacity as Agent, a collateral monitoring fee of $10,000 per annum, such fee to be paid in advance on the Closing Date and on each anniversary thereof. If the average outstanding balance of the Revolving Credit Loan for any month after the earlier of (i) the closing date of the Receivables Securitization Facility or (ii) June 1, 1994 exceeds $10,000,000, the collateral monitoring fee payable to GE Capital, individually in its capacity as Agent, on the next succeeding anniversary of the Closing Date shall be increased to $30,000.

                 1.9 CASH MANAGEMENT SYSTEMS. On or prior to the Closing Date, Borrower will establish and will maintain until the Termination Date, the cash management systems described on Schedule C.

                 1.10 RECEIPT OF PAYMENTS. Borrower and Co-Obligors, jointly and severally, shall make each payment under this Agreement not later than 12:00 noon (New York time) on the day when due in lawful money of the United States of America in immediately available funds to the Collection Account. For purposes of computing interest and fees and determining the amount of funds available for borrowing by Borrower pursuant to SECTION 1.1(A),
(a) all payments (including cash sweeps) consisting of cash, wire or electronic transfers in immediately available funds shall be deemed received on the date of deposit thereof in the Collection Account and oral or written notice by Borrower to Agent of such deposit, and (b) all payments consisting of checks, drafts, or similar non-cash items shall be deemed received on receipt of good funds following deposit of any such payment in the Collection Account and oral or written notice to Agent by Borrower of such deposit.

                 1.11 APPLICATION AND ALLOCATION OF PAYMENTS. Borrower and each of the Co-Obligors hereby irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received from or on behalf of Borrower or any Co-Obligor and Borrower and each of the Co-Obligors hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all such payments against the then due and payable Obligations and in repayment of the Revolving Credit Loan and Letter of Credit Obligations, as Agent may deem advisable, notwithstanding any previous entry by Agent upon the Loan Account or any other books and records. In the absence of a specific determination by Agent with respect thereto, the same shall be applied in the following order: (i) to then due and payable Fees and expenses; (ii) to then due and payable interest payments; (iii) to Obligations other than Fees, expenses and interest and principal payments; and (iv) to then due and payable principal payments on the Revolving Credit Loan. Agent is authorized to, and at its option may, make or cause to be made Revolving Credit Advances on behalf of Borrower for payment of all Fees, expenses, Charges, costs, principal, interest or other Obligations owing by Borrower under this Agreement or any of the other Loan Documents if and to the extent Borrower fails to promptly pay any such amounts as and when due, even if such Revolving Credit Advance would cause total Revolving Credit

Advances to exceed Borrowing Availability or the Maximum Revolving Credit Loan amount. At Agent's option and to the extent permitted by law, any advances so made shall be deemed Revolving Credit Advances constituting part of the Revolving Credit Loan hereunder.

                 1.12 LOAN ACCOUNT AND ACCOUNTING. Agent shall maintain a loan account (the "Loan Account") on its books to record: (a) all Revolving Credit Advances and payments made under Letter of Credit Obligations, (b) all payments made by Borrower or any Co-Obligor and (c) all other appropriate debits and credits as provided in this Agreement with respect to the Obligations. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. Borrower and Co-Obligors, jointly and severally, shall pay all Obligations as such amounts become due or are declared due pursuant to the terms of this Agreement.

                 The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrower and Co-Obligors; PROVIDED, THAT any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's or any Co-Obligor's obligation to pay the Obligations. Within five (5) Business Days after the end of each calendar month, Agent shall render to Borrower a monthly accounting of transactions under the Revolving Credit Loan and setting forth the balance of the Loan Account. Each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive upon Borrower and Co-Obligors in all respects as to all matters reflected therein, unless Borrower within ten (10) Business Days after the date any such accounting is rendered, shall notify Agent in writing of any objection which Borrower may have to any such accounting, describing the basis for such objection with specificity. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by Borrower. Agent's determination, based upon the facts available, of any item objected to by Borrower in such notice shall (absent manifest error) be final, binding and conclusive on Borrower and Co-Obligors, unless Borrower shall commence a judicial proceeding to resolve such objection within fifteen (15) Business Days following Agent's notifying Borrower of such determination.

                 1.13 INDEMNITY. (a) Borrower and each of the Co-Obligors, jointly and severally, shall indemnify and hold each of Agent, Lenders and their respective Affiliates, officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified Person"), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended under this Agreement and the other Loan Documents or in connection with or arising out of the transactions contemplated hereunder and thereunder, including any and all Environmental Liabilities and Costs; PROVIDED, THAT Borrower and Co-Obligors shall not be liable for any indemnification to such Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results solely from such Indemnified Person's gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction after all possible appeals have been exhausted. NEITHER AGENT, ANY LENDER NOR ANY OTHER INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY HERETO, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                 (b) Borrower and Co-Obligors hereby acknowledge and agree that Agent (i) is not now, and has not ever been, in control of Borrower's or any of its Subsidiaries' affairs, and (ii) does not have the capacity through the provisions of the Loan Documents to influence Borrower's or any of its Subsidiaries' conduct with respect to the ownership, operation or management of any assets or other property.

                 1.14 ACCESS. Borrower shall (i) provide full access during normal business hours, from time to time upon five (5) Business Day's prior notice, to Agent and any of its officers, employees, agents and representatives, as frequently as Agent determines, in its sole discretion, to be appropriate (unless a Default or Event of Default shall have occurred and be continuing, in which event Agent and its officers, employees, designees, agents and representatives shall have access at any and all times and without any notice), to the properties, facilities, books, records and officers of Borrower and its Subsidiaries and to the Collateral, and, either through Borrower or with Borrower present (unless a Default or Event of Default shall have occurred and be continuing, in which event Agent and its officers, employees, agents and representatives shall have access directly without going through Borrower or having Borrower present) to the accountants of Borrower and its Subsidiaries;
(ii) from time to time, without prior notice, permit Agent to conduct test verifications of the Accounts in any manner and through any medium that Agent deems advisable in its reasonable credit judgment; PROVIDED, that Agent shall notify Borrower of any test verifications it makes (unless a Default or Event of Default shall have occurred and be continuing, in which event Agent shall have no obligation to notify Borrower) and Borrower shall furnish all such assistance and information as Agent may request in connection therewith; (iii) permit Agent, not more frequently than once each Fiscal
Quarter (unless a Default or Event of Default shall have occurred and be continuing, in which event Agent shall have the right as frequently as it determines), to make physical verifications and appraisals, at Borrower's and Co-Obligors' expense, of the Inventory, in any manner and through any medium that it deems advisable; PROVIDED, THAT Agent shall provide five (5) Business Day's prior notice to Borrower (unless a Default or Event of Default shall have occurred and be continuing, in which event no notice need be provided), and Borrower and each of the Co-Obligors shall furnish all such information and assistance as Agent may request in connection therewith; PROVIDED FURTHER, that, unless a Default or Event of Default shall have occurred and be continuing, no physical verification or appraisal of the Inventory shall be at Borrower's and Co-Obligors' expense unless at the time of such verification or appraisal a Revolving Credit Advance against Eligible Inventory shall be outstanding; and
(iv) following the occurrence and during the continuance of any Default or Event of Default, provide full access at any and all times without notice to the suppliers, customers and advisors of Borrower and its Subsidiaries. Without limiting the generality of the foregoing, Borrower shall (i) permit Agent, and any of its officers, employees, agents and representatives, to inspect, audit and make extracts from all of Borrower's and its Subsidiaries' records, files and books of account and (ii) permit Agent, and any of its officers, employees, agents and representatives, to inspect, review and evaluate the Accounts and Inventory at Borrower's and its Subsidiaries' locations and at premises not owned by or leased to Borrower or any Subsidiary of Borrower. Borrower shall make available to Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books, records, board minutes, contracts, insurance policies, environmental audits and reports, business plans, files, financial statements (actual and pro forma), filings with federal, state and local regulatory agencies, and other instruments and documents which Agent may request. Borrower shall deliver any document or instrument necessary for Agent, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for Borrower or any of its Subsidiaries, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by Borrower. Borrower shall notify its certified public accountants and its banking and other financial institutions of its consent to such Person talking with Agent regarding Borrower and its Subsidiaries, their respective affairs and the Collateral and making available to Agent all such information (including such accountants' work papers) and records as Agent may reasonably request.

                 1.15 TAXES. (a) Any and all payments by Borrower or any Co-Obligor hereunder or in respect of the Revolving Credit Notes shall be made, in accordance with this SECTION 1.15, free and clear of and without deduction for any and all present or future Taxes. If Borrower or any Co-Obligor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or in respect of the Revolving Credit Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 1.15) Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) Borrower or such Co-Obligor shall make such deductions, and (iii) Borrower and the Co-Obligors, jointly and severally, shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law.

                 (b) Borrower and the Co-Obligors, jointly and severally, shall indemnify and pay, within ten (10) days of demand therefor, Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this SECTION 1.15) paid by Agent or such Lender, as appropriate (excluding Taxes imposed on or measured by the net income of Agent or a Lender pursuant to the income tax laws of the United States of America or by the jurisdictions in which Agent's or such Lender's lending offices are located), and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

                 (c) Within thirty (30) days after the date of any payment of any such Taxes referred to in SECTION 1.15(a), Borrower shall furnish to Agent, at its address referred to in SECTION 11.10, the original or a certified copy of a receipt evidencing payment thereof.

                 1.16     Capital Adequacy and Other Adjustments.
                          --------------------------------------

                 In the event that any Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction:

                 (a) subjects any Lender to any tax, duty, charge or withholding on or from payments due from Borrower (excluding taxation of the overall net income of any Lender), or changes the basis of taxation of payments to any Lender in respect of its Revolving Credit Loan, any Letter of Credit Obligations or other Obligations or amounts due it hereunder;

                 (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit or Letter of Credit extended by, or Letter of Credit Obligation incurred by, any Lender (other than reserves and assessments taken into account in determining the interest rate applicable to LIBOR Rate Advances);

                 (c) imposes any other condition the result of which is to increase the cost to any Lender in connection with the Revolving Credit Loan, or of making, committing to make, funding, issuing or maintaining the Revolving Credit Loan or Letter of Credit Obligations or reduces any amount receivable by any Lender, or requires any Lender to make any payment calculated by reference to the amount of the Revolving Credit Loan held or interest received by it, by an amount deemed material by such Lender; or

                 (d) affects the amount of capital required or expected to be maintained by any Lender or any corporation controlling any Lender and such Lender determines the amount of capital required is increased by or based upon the existence of this Agreement or its obligation to make the Revolving Credit Loan or incur Letter of Credit Obligations or of commitments of this type;

then Borrower and Co-Obligors, jointly and severally, shall from time to time within fifteen (15) days after notice and demand from such Lender (together with the certificate referred to in the next sentence and with a copy to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such increased expense incurred (including, in the case of SECTION 1.16(D), any deduction on the rate of return on capital to an amount below that which it could have achieved but for such change in regulation) as reduction in the amount received by such Lender; PROVIDED, THAT notwithstanding the foregoing, neither Borrower nor any Co-Obligor shall have any obligation to make any such payment in the event, if any, that such notice and demand was sent by such Lender more than ninety (90) days after it became aware of such law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by such Lender to Borrower and Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

                 1.17 AVAILABILITY OF LIBOR RATE. If the Requisite Lenders determine, in their sole discretion, that (a) maintenance of the Revolving Credit Loan at the LIBOR Rate or the Index Rate would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or
(b) deposits of a type and maturity appropriate to match fund Revolving Credit Advances are not available, or (c) adequate and fair means do not exist for ascertaining the applicable interest rate by reference to the LIBOR Rate or the Index Rate as to which an interest rate determination is then being made, then Agent shall suspend the availability of the LIBOR Rate and the Index Rate and the interest rate on the

Revolving Credit Loan upon the occurrence of such suspension shall be the Alternate Rate.

                 1.18 FUNDING INDEMNIFICATION. If any payment of a LIBOR Rate Advance occurs on a date which is not the last day of the applicable LIBOR Interest Period, whether because of acceleration, prepayment or otherwise, or a LIBOR Rate Advance is not made on the date specified in a Notice of Revolving Credit Advance or a Conversion/Continuation Notice for any reason other than default by the Lenders, Borrower and each of the Co-Obligors, jointly and severally, will indemnify Agent and each Lender from and against any loss or cost incurred by it resulting therefrom, including any loss or cost in liquidating or employing deposits acquired to fund or maintain the LIBOR Rate Advance.

                 1.19 LENDER CERTIFICATES: SURVIVAL OF INDEMNITY. A certificate of a Lender as to the amount due under SECTION 1.16 or 1.18 shall be final, conclusive and binding on Borrower and the Co-Obligors in the absence of manifest error. Such certificate shall set forth in reasonable detail the manner in which the amount due has been calculated and the assumptions upon which such calculation was based. Determination of amounts payable under SECTIONS 1.16 and 1.18 shall be calculated as though each Lender funded its Revolving Credit Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the LIBOR Rate applicable to such Revolving Credit Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the certificate shall be payable on demand by Borrower and Co-Obligors, jointly and severally, after receipt by Borrower of the certificate. The obligations of the Borrower and Co-Obligors under SECTIONS 1.16 AND 1.18 shall survive payment of the Obligations and termination of the Revolving Loan Commitment.

2.       CONDITIONS PRECEDENT

                 2.1      Conditions to the Initial Revolving Credit Advance.
                          --------------------------------------------------

                 Notwithstanding any other provision of this Agreement and without affecting in any manner the rights of Agent and Lenders hereunder, Borrower shall have no rights under this Agreement (but Borrower and Co-Obligors shall have all applicable obligations hereunder), and no Lender shall be obligated to make any Revolving Credit Advance, incur any Letter of Credit Obligation, or take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied, in Agent's sole discretion, or waived in writing by Agent:

                 (a) This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrower, Co-Obligors, Agent and Lenders.

                 (b) Agent shall have received all such documents, instruments, agreements and legal opinions as Agent shall request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all documents, instruments, agreements and legal opinions listed in the Schedule of Documents, each in form and substance satisfactory to Agent.

                 (c) Evidence satisfactory to Agent that Borrower and Co-Obligors have obtained consents and acknowledgments of all Persons whose consents and acknowledgments may be required, including, but not limited to, all requisite Governmental Authorities, to the terms, and to the execution and delivery, of this Agreement, the other Loan Documents and the consummation of the transactions contemplated hereby and thereby.

                 (d) The Eligible Accounts and Eligible Inventory supporting the initial Revolving Credit Advance and the amount of the reserves to be established on the Closing Date shall be sufficient in value, as determined by Agent, to provide Borrower with excess Borrowing Availability, after giving effect to the initial Revolving Credit Advance, under the Revolving Credit Loan of at least $10 million.

                 (e) Payment by Borrower to GE Capital, individually, of the closing fee in the amount specified in the GE Capital Fee Letter.

                 (f) Agent shall have received evidence satisfactory to Agent and its counsel that: (i) since December 31, 1993, no Material Adverse Effect on the business, operations, financial condition or prospects of Borrower, the industries in which it operates, or any of its Subsidiaries have occurred; (ii) no litigation has commenced which, if successful, could have any such Material Adverse Effect or could challenge any of the transactions contemplated by this Agreement and the other Loan Documents; (iii) since December 31, 1993, no dividends or other distributions to Borrower's stockholders has occurred; and (iv) since December 31, 1993, no material increase in liabilities, liquidated or contingent, and no material decrease in assets of Borrower or any of its Subsidiaries has occurred.

                 (g) The terms and conditions of all Indebtedness of Borrower and its Subsidiaries, including all Indebtedness evidenced by or arising under the Indentures, shall be satisfactory to Agent, in its sole discretion.

                 (h) Agent shall have received audited financial statements for the year ended December 31, 1993 with an unqualified opinion from Deloitte & Touche with respect thereto which financial statements shall reflect operating and net income for the fiscal year ended December 31, 1993 of at least $31,470,000 and $7,180,000, respectively. There shall be no material difference between such audited financial statements and the draft financial statements for such period previously provided by Borrower to Agent.

                 (i) Borrower shall have entered into the Toll Manufacturing Agreements and the Asset Purchase Agreements with all of its domestic operating Subsidiaries and each of such Agreements shall be in form and substance satisfactory to Agent, in its sole discretion, and the conditions provided for therein with respect to protection of Borrower's interest in Inventory shall have been performed to Agent's satisfaction.

                 (j) Borrower and its Subsidiaries shall have the insurance coverage provided for in SECTION 3.21 and SECTION 5.5, in full force and effect, with lender loss payable endorsements in favor of Agent, on behalf of itself and Lenders, with respect to property and casualty coverage for Inventory, and naming Agent, on behalf of itself and Lenders, as an additional insured with respect to all liability coverage, in each case issued by responsible carriers on terms and with coverage (in amounts and scope) acceptable to Agent and requiring at least thirty (30) days notice of cancellation, non-renewal or material change.

                 (k) Agent shall have received evidence satisfactory to Agent and its counsel that Borrower and each of its Subsidiaries are in compliance, except as disclosed in writing to Agent and Lenders and to the extent acceptable to Agent in its sole discretion, with all applicable foreign, federal, state and local laws and regulations, including those relating to labor and environmental matters and ERISA.

                 (l) Agent, on behalf of Lenders, shall have received landlord or bailee waivers and consents, as applicable, in form and substance satisfactory to Agent, with respect to each leased location where any Collateral is or may be located. In the event Borrower is unable to obtain an applicable landlord or bailee waiver and consent acceptable to Agent as to any such location prior to the Closing Date, Eligible Inventory at that location shall automatically be deemed to be ineligible for purposes of calculating Borrowing Availability until receipt of such waiver and consent.

                 (m) Agent, on behalf of Lenders, shall have received mortgagee waivers and consents in form and substance satisfactory to Agent, with respect to each owned location where any Collateral is or may be located. In the event Borrower is unable to obtain a mortgagee waiver and consent as to any location prior to the Closing Date, Eligible Inventory at that location shall automatically be deemed to be ineligible for purposes of calculating Borrowing Availability until receipt of such waiver and consent.

                 (n) Agent shall have received and reviewed all existing environmental reviews and audits, as well as information pertaining to all actual or potential environmental claims, and shall be satisfied, in its sole discretion, with the contents of such reviews, audits and other information and with the results of all other environmental due diligence which may be conducted by Agent. Agent shall also have received such environmental review and audit reports as Agent shall have requested and Agent shall be satisfied, in its sole discretion, with the contents of all such environmental reports.

                 (o) The terms, structure, tax effect and documentation of the transactions contemplated hereby, including (i) organizational or governing documents and material agreements of Borrower and its Subsidiaries, (ii) any intercreditor or subordination agreements and (iii) the legal structure of Borrower and its Subsidiaries and Affiliates shall be satisfactory in form and substance to Agent, its counsel and Lenders in all respects.

                 (p) Agent shall have completed its business and legal due diligence with respect to Borrower and its Subsidiaries and the legal and corporate structure thereof and the results of such due diligence shall be satisfactory to Agent, in its sole discretion.

                 (q) Borrower shall have provided Agent with its current operating statements, a consolidated and consolidating balance sheet and statement of cash flows, projections, and a borrowing availability certificate executed by Borrower's Chief Financial Officer, in each case in form and substance satisfactory to Agent, and Agent shall be satisfied, in its sole discretion, with all of the foregoing.

                 2.2 FURTHER CONDITIONS TO EACH REVOLVING CREDIT ADVANCE AND EACH OF THE LETTER OF CREDIT OBLIGATIONS. It shall be a further condition to the initial and each subsequent Revolving Credit Advance and the incurrence of the initial and each subsequent Letter of Credit Obligation that the following statements shall be true on the date of each such Advance or incurrence, as the case may be:

                 (a) Agent has received an appropriate Notice of Revolving Credit Advance or Conversion/Continuation Notice or request for incurrence of Letter of Credit Obligations, as applicable, at least the required period before the applicable Borrowing Date, conversion date or issuance date.

                 (b) All of Borrower's representations and warranties contained herein or in any of the other Loan Documents shall be true and correct on and as of the Closing Date and the date on which each such Revolving Credit Advance is made, converted or continued or Letter of Credit Obligation incurred, as though made on and as of such date, except to the extent that any such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted by this Agreement.

                 (c) Borrower and each of its Subsidiaries shall be in full compliance with all of the covenants and other agreements contained herein or in any of the other Loan Documents.

                 (d) No event shall have occurred and be continuing, or would result from the making, converting or continuing of any Revolving Credit Advance or the incurrence of any Letter of Credit Obligation, which constitutes or would constitute a Default or an Event of Default.

                 (e) After giving effect to such Revolving Credit Advance or the incurrence of such Letter of Credit Obligation, the aggregate principal amount of the Revolving Credit Loan shall not exceed the maximum amount permitted by SECTION 1.1(A) without requiring that a payment be made to Agent or any Lender.

                 (f) Each of the conditions set forth in SECTION 2.1 shall continue to be satisfied as of such date.

The request and acceptance by Borrower of the proceeds of any Revolving Credit Advance and the request by Borrower for the incurrence by Lenders of any Letter of Credit Obligation shall be deemed to constitute, as of the date of such request or acceptance, (i) a representation and warranty by Borrower that the conditions in this SECTION 2.2 have been satisfied and (ii) a reaffirmation by Borrower and each of the Co-Obligors of the granting and continuance of Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

3.       REPRESENTATIONS AND WARRANTIES

                 To induce Lenders to make the Revolving Credit Loan and incur Letter of Credit Obligations, in each case as herein provided for, Borrower makes the following representations and warranties to Agent and each Lender, each and all of which shall be true and correct as of the date of execution and delivery of this Agreement, and shall survive the execution and delivery of this Agreement:

                 3.1 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Borrower and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has been duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, other than failures to so qualify which either individually or in the aggregate would not have a Material Adverse Effect; (ii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (iii) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (iv) is in compliance with its certificate or articles of incorporation and by-laws; and (v) is in compliance with all applicable provisions of law.

                 3.2 EXECUTIVE OFFICES. The current location of Borrower's and each of its Subsidiaries' executive office and principal place of business is set forth on SCHEDULE 3.2 and, except as set forth on SCHEDULE 3.2, none of such locations has changed within the past six (6) months.

                 3.3 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by Borrower of the Loan Documents and all instruments and documents to be delivered by Borrower or any Co-Obligor hereunder and thereunder and the creation of all Liens provided for herein and therein: (i) are within Borrower's or such Co-Obligor's, as the case may be, corporate power; (ii) have been duly authorized by all necessary or proper corporate and shareholder action; (iii) are not in contravention of any provision of Borrower's or any Co-Obligor's certificate or articles or incorporation or bylaws; (iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality; (v) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture (including any of the Indentures), mortgage, deed of trust, lease, agreement or other instrument to which Borrower or any of its Subsidiaries is a party or by which Borrower or any of its Subsidiaries or any of their respective properties is bound; (vi) will not result in the creation or imposition of any Lien upon any of the property of Borrower or any of its Subsidiaries other than those in favor of Agent, on behalf of itself and Lender, all pursuant to the Loan Documents; and (vii) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in SECTION 2.1(C), all of which will have been duly obtained, made or complied with prior to the Closing Date. At or prior to the Closing Date, each of the Loan Documents shall have been duly executed and delivered for the benefit of or on behalf of Borrower and each of the Co-Obligors (to the extent that the Co-Obligors are parties thereto) and each shall then constitute a legal, valid and binding obligation of Borrower and each of the Co-Obligors (to the extent that the Co-Obligors are parties thereto), enforceable against it in accordance with its terms. Each of the Toll Manufacturing Agreements and the Asset Purchase Agreements has been duly executed by Borrower and each of its domestic operating Subsidiaries and each constitutes a legal, valid and binding obligation of each of the parties thereto, enforceable against each of them in accordance with their respective terms.

                 3.4 FINANCIAL STATEMENTS AND PROJECTIONS. Borrower has delivered the financial statements and projections identified on SCHEDULE 3.4, and each such financial statement complies with the description thereof contained on SCHEDULE 3.4. Equity on the Closing Date shall be equal to or greater than $66,000,000. The aggregate amount of Subordinated Debt outstanding on the Closing Date is $140,123,000.

                 3.5 COLLATERAL REPORTS. Borrower has delivered the Collateral Reports identified on SCHEDULE 3.5 and each such Collateral Report complies with the description thereof contained on SCHEDULE 3.5.

                 3.6 MATERIAL ADVERSE EFFECT. Neither the Borrower nor any of its Subsidiaries, as of December 31, 1993 had any obligations, contingent liabilities, or liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the pro forma balance sheet of Borrower and its Subsidiaries and which could, alone or in the aggregate, have or result in a Material Adverse Effect. There has been no material adverse change in the business, assets, operations, prospects or financial or other condition of the Borrower or any of its Subsidiaries since
December 31, 1993.   Since December 31, 1993, no dividends, advances or other
distributions have been declared, paid or made upon any Stock of the Borrower or any of its Subsidiaries, other than dividends and other distributions in the ordinary course of business consistent with past practices by such Subsidiaries to Borrower, no shares of Stock of Borrower have been, or are now required to be, redeemed, retired, purchased or otherwise acquired for value.

                 3.7 OWNERSHIP OF PROPERTY; LIENS. (a) Except as described on SCHEDULE 3.7, the real estate listed on SCHEDULE 3.7 constitutes all of the real property owned, leased, or used in its business by Borrower or any of its Subsidiaries. Borrower and each of its Subsidiaries owns good and marketable fee simple title to: (i) all of its real estate, and valid and marketable leasehold interests in all of its Leases (both as lessor and lessee, sublessee or assignee), all as described on SCHEDULE 3.7, and (ii) good and marketable title to, or valid leasehold interests in, all of its other properties and assets, and none of the properties and assets of Borrower or any of its Subsidiaries thereof are subject to any Liens, except Liens permitted under SECTION 6.7; and Borrower or such Subsidiary has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and duly effected all recordings, filings and other actions necessary to establish, protect and perfect Borrower's or such Subsidiaries, right, title and interest in and to all such real estate and other assets or property. Except as described on
SCHEDULE 3.7, (i) neither the Borrower, any of its Subsidiaries nor any other party to any such Lease described on SCHEDULE 3.7 is in default of its obligations thereunder or has delivered or received any notice of default under any such Lease, and no event has occurred which, with the giving of notice, the passage of time or both, would constitute a default under any such Lease; (ii) neither the Borrower nor any of its Subsidiaries owns or holds or is obligated under or a party to, any option, right of first refusal or any other contractual right to purchase, acquire, sell, assign or dispose of any real property owned or leased by Borrower or any such Subsidiary except as set forth therein; and
(iii) no portion of any real property owned or leased by Borrower or any of its Subsidiaries has suffered any material damage by fire or other casualty loss or a Release which has not heretofore been completely repaired and restored to its original condition or is being remedied. All permits required to have been issued or appropriate to enable the real property owned or leased by Borrower or such Subsidiary to be lawfully occupied and used for all of the purposes for which they are currently occupied and used, have been lawfully issued and are, as of the date hereof, in full force and effect.

                 3.8 RESTRICTIONS; NO DEFAULT. No contract, lease, agreement or other instrument to which Borrower or any of its Subsidiaries is a party or by which it or any of its properties or assets is bound or affected and no provision of applicable law or governmental regulation has or results in a Material Adverse Effect, or would have or result in a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is in default, and to such Borrower's or Subsidiary's knowledge no third party is in default, under or with respect to any contract, agreement, lease or other instrument to which it is a party. No Default or Event of Default has occurred and is continuing.

                 3.9 LABOR MATTERS. There are no strikes or other labor disputes against Borrower or any of its Subsidiaries that are pending or threatened. Hours worked by and payment made to employees of Borrower and each of its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters. All payments due from Borrower or any Subsidiary thereof on account of employee health and welfare insurance have been paid or accrued as a liability on the books of Borrower. Except as set forth on SCHEDULE 3.9, neither Borrower nor any of its Subsidiaries has any obligation under any employment agreement. There is no organizing activity involving Borrower or any of its Subsidiaries pending or threatened by any labor union or group of employees. Except as set forth on SCHEDULE 3.9, there are no representation proceedings pending or threatened with the National Labor Relations Board, and no labor organization or group of employees of Borrower or any of its Subsidiaries has made a pending demand for recognition. There are no complaints or charges against Borrower or any of its Subsidiaries pending or threatened to be filed with any federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by Borrower or any of it Subsidiaries of any individual. Neither Borrower nor any of its Subsidiaries thereof is a contractor or subcontractor and has a legal obligation to engage in affirmative action.

                 3.10 VENTURES, SUBSIDIARIES AND AFFILIATES; OUTSTANDING STOCK AND INDEBTEDNESS. Except as set forth on SCHEDULE 3.10, Borrower has no subsidiaries, is not engaged in any joint venture or partnership with any other Person, and is not an Affiliate of any other Person. All of the issued and outstanding Stock of each Subsidiary is owned by each of the stockholders named on SCHEDULE 3.10. All outstanding Indebtedness of Borrower and its Subsidiaries is described on SCHEDULE 6.3. Except as set forth on SCHEDULE 3.10, there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which Borrower or any of its Subsidiaries may be required to issue or sell any Stock or other equity security of itself, or any of its Subsidiaries or any other Person. As of the Closing Date, all outstanding Indebtedness and all Liens of Borrower and each of its Subsidiaries are described in SECTION 6.3, including SCHEDULE 6.3, and SECTION 6.7, respectively.

                 3.11 GOVERNMENT REGULATION. Neither the Borrower nor any of its Subsidiaries is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder, and the making of the Revolving Credit Advances and the incurrence of Letter of Credit Obligations, the application of the proceeds and repayment thereof by Borrower and Co-Obligors and the consummation of the transactions contemplated by this Agreement and the other Loan Documents will not violate any provision of any such statute, the Trust Indenture Act of 1939, as amended, or any rule, regulation or order issued by the Securities and Exchange Commission.

                 3.12 MARGIN REGULATIONS. Neither the Borrower nor any of its Subsidiaries is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" within the respective meanings of each of the quoted terms under Regulation U or G of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") as now and from time to time hereafter in effect. Neither the Borrower nor any of its Subsidiaries owns any "margin security", as that term is defined in Regulations G and U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and none of the proceeds of the Revolving Credit Advances or any Letter of

Credit will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation G, T, U or X of the Federal Reserve Board. Neither the Borrower nor any of its Subsidiaries will take or permit any agent acting on its behalf to take any action which might cause this Agreement or any other Loan Document or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

                 3.13 TAXES. All federal, state, local and foreign tax returns, reports and statements, including, but not limited to, information returns (Form 1120-S) required to be filed by Borrower or any of its Subsidiaries, have been filed with the appropriate Governmental Authority and all Charges and other impositions shown thereon to be due and payable have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid. Except as set forth on SCHEDULE 3.13, Borrower and each of its Subsidiaries has paid when due and payable all Charges required to be paid by it. Proper and accurate amounts have been withheld by Borrower or each of its Subsidiaries from its respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. SCHEDULE 3.13 sets forth those taxable years for which Borrower's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on SCHEDULE 3.13, neither the Borrower nor any of its Subsidiaries has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. Neither the Borrower nor any of its Subsidiaries has filed a consent pursuant to IRC
Section 341(f) or agreed to have IRC Section 341(f) (2) apply to any dispositions of subsection (f) assets (as such term is defined in IRC Section 341(f)(4)). None of the property owned by Borrower or any of its Subsidiaries is property which such Borrower or such Subsidiary is required to treat as being owned by any other Person pursuant to the provisions of IRC Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of the IRC Section 168 (h). Neither the

Borrower nor any of its Subsidiaries has agreed or been requested to make any adjustment under IRC Section 481(a) by reason of a change in accounting method or otherwise. Neither the Borrower nor any of its Subsidiaries has any obligation under any written tax sharing agreement.

                 3.14 ERISA. (a) SCHEDULE 3.14 lists all Plans maintained or contributed to by Borrower or any of its Subsidiaries and all Qualified Plans maintained or contributed to by any ERISA Affiliate, and separately identifies the Title IV Plans, Multiemployer Plans, any multiple employer plans subject to Section 4064 of ERISA, unfunded Pension Plans, Welfare Plans and Retiree Welfare Plans. Each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and to the best knowledge of Borrower nothing has occurred which would
cause the loss of such qualification or tax-exempt status.   Each Plan is in
compliance with the applicable provisions of ERISA and the IRC, including the filing of reports required under the IRC or ERISA which are true and correct as of the date filed, and with respect to each Plan, other than a Qualified Plan, all required contributions and benefits have been paid in accordance with the provisions of each such Plan. Neither the Borrower, any Subsidiary thereof nor any ERISA Affiliate, with respect to any Qualified Plan, has failed to make any contribution or pay any amount due as required by Section 412 of the IRC or
Section 302 of ERISA or the terms of any such Plan. With respect to all Retiree Welfare Plans, the present value of future anticipated expenses pursuant to the latest actuarial projections of liabilities does not exceed $100,000, and copies of such latest projections have been provided to Agent; with respect to Pension Plans, other than Qualified Plans, the present value of the liabilities for current participants thereunder using PBGC interest assumptions does not exceed $250,000. Neither the Borrower nor any Subsidiary thereof has engaged in a prohibited transaction, as defined in Section 4975 of the IRC or Section 406 of ERISA, in connection with any Plan, which would subject Borrower or such Subsidiary (after giving effect to any exemption) to a material tax on prohibited transactions imposed by Section 4975 of the IRC or any other material liability.

                 (b) Except as set forth on SCHEDULE 3.14: (i) no Title IV Plan has any Unfunded Pension Liability; (ii) No ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of Borrower or any of its Subsidiaries, threatened claims, actions or lawsuits (other than claims for benefits in the normal course), asserted or instituted against (x) any Plan or its assets, (y) any fiduciary with respect to any Plan or (z) Borrower, any of its Subsidiaries or any ERISA Affiliate with respect to any Plan; (iv) neither the Borrower, any of its Subsidiaries nor any ERISA Affiliate has incurred or reasonably expects to incur any Withdrawal Liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under

Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years neither the Borrower, any of its Subsidiaries, nor any ERISA Affiliate has engaged in a transaction which resulted in a Title IV Plan with Unfunded Liabilities being transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any such entity; (vi) no Plan which is a Retiree Welfare Plan provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment (except as may be required by Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant); Borrower, each of its Subsidiaries and each ERISA Affiliate have complied with the notice and continuation coverage requirements of Section 4980B of the IRC and the regulations thereunder except where the failure to comply could not have or result in any Material Adverse Effect; and (vii) no liability under any Plan has been funded, nor has such obligation been satisfied, with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation and the equivalent by each other nationally recognized rating agency.

                 3.15 NO LITIGATION. Except as set forth on SCHEDULE 3.15, no action, claim or proceeding is now pending or, to the knowledge of Borrower or any of its Subsidiaries, threatened against Borrower or any Subsidiary, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, local or foreign government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, (i) which challenges Borrower's or any Subsidiary's right, power or competence to enter into or perform any of its obligations under the Loan Documents, or the validity or enforceability of any Loan Document or any action taken thereunder, or (ii) which if determined adversely, could have or result in a Material Adverse Effect, nor to the best knowledge of Borrower or such Subsidiary does a state of facts exist which is reasonably likely to give rise to such proceedings.

                 3.16 BROKERS. No broker or finder acting on behalf of Borrower or any of its Subsidiaries brought about the obtaining, making or closing of the loans made pursuant to this Agreement or the transactions contemplated by the Loan Documents and neither Borrower nor any of its Subsidiaries has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

                 3.17 EMPLOYMENT MATTERS. Except as set forth on SCHEDULE 3.17, there are no (i) employment, consulting or management agreements covering management of Borrower or any of its Subsidiaries, or (ii) collective bargaining agreements or other labor agreements covering any employees of Borrower or any of its

Subsidiaries. A true and complete copy of each such agreement has been furnished to Agent.

                 3.18 PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES. Except as otherwise set forth on SCHEDULE 3.18, Borrower and each of its Subsidiaries owns all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct its business as heretofore conducted by it, now conducted by it and proposed to be conducted by it, each of which is listed, together with Copyright Office or Patent and Trademark Office application or registration numbers, where applicable, on SCHEDULE 3.18. SCHEDULE 3.18 lists all tradenames or other names under which Borrower or any of its Subsidiaries conducts business. Borrower and each Subsidiary conducts its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others. There is no infringement or claim of infringement by others of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of Borrower or any Subsidiary thereof.

                 3.19 FULL DISCLOSURE. No information contained in this Agreement, any of the other Loan Documents, the Projections, the Financial Statements, the Collateral Reports or any written statement furnished by or on behalf of Borrower or any of its Subsidiaries pursuant to the terms of this Agreement or any of the other Loan Documents, which has previously been delivered to Agent, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Liens granted to Agent, on behalf of itself and Lenders, pursuant to the Collateral Documents will at the Closing Date be fully perfected first priority Liens in and to the Collateral described therein.

                 3.20 HAZARDOUS MATERIALS. Except as set forth on SCHEDULE 3.20, all real property owned or leased by Borrower or any of its Subsidiaries is free of contamination from any Hazardous Material. In addition, SCHEDULE
3.20 discloses potential material environmental liabilities of Borrower or any of its Subsidiaries of which any of them have knowledge (i) related to noncompliance with the Environmental Laws, or (ii) associated with any such real property. Neither the Borrower nor any of its Subsidiaries has caused or suffered to occur any Release with respect to any Hazardous Material at, under, above or within any real property which it owns or leases. Neither the Borrower nor any of its Subsidiaries is involved in operations which could lead to the imposition of any liability or Lien on it, or any owner of any premises which it occupies, under any Environmental Law, and neither the Borrower nor any of its Subsidiaries has permitted any tenant or occupant of such premises to engage in any such activity.

Borrower has provided to Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities and Costs, in each case relating to Borrower or any of its Subsidiaries.

                 3.21 INSURANCE POLICIES. SCHEDULE 3.21 PART II lists all insurance of any nature maintained for current occurrences by Borrower or any of its Subsidiaries, as well as a summary of the terms of such insurance. Borrower covenants that such Insurance complies with and shall at all times comply with the standards set forth on Schedule 3.21 Part I.

                 3.22 DEPOSIT AND DISBURSEMENT ACCOUNTS. SCHEDULE 3.22 lists all banks and other financial institutionsat which Borrower or any of its Subsidiaries maintains deposits and/or other accounts, including any disbursement accounts, and such SCHEDULE 3.22 correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

                 3.23 GOVERNMENT ACCOUNTS. None of the Accounts are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) relative to the assignment of such Accounts except for Accounts which do not in the aggregate exceed (a) $300,000 on the Closing Date or (b) the amount set forth in any Borrowing Base Certificate delivered by Borrower to Agent from time to time hereunder.

                 3.24 CUSTOMER AND TRADE RELATIONS. There exists no actual or threatened termination or cancellation of, or any material adverse modification or change in: (a) the business relationship of Borrower or any of its Subsidiaries with any customer or group of customers whose purchases individually or in the aggregate are material to the operations of Borrower or such Subsidiary or Borrower and its Subsidiaries, taken as a whole; or (b) the business relationship of Borrower or any of its Subsidiaries with any supplier material to the operations of Borrower, such Subsidiary or Borrower and its Subsidiaries, taken as a whole.

                 3.25 AGREEMENTS AND OTHER DOCUMENTS. As of the Closing Date, Borrower has provided to Agent or its counsel, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which Borrower or any of its Subsidiaries is subject: (a) Plans; (b) supply agreements not terminable by Borrower or such Subsidiary, as appropriate, within sixty (60) days following written notice issued by Borrower or such Subsidiary; (c) purchase agreements not terminable by Borrower or such Subsidiary, as appropriate, within sixty (60) days following written notice issued by Borrower or such Subsidiary; (d) leases of real property; (e) any lease of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $25,000 per annum; (f) licenses and permits necessary for the conduct of Borrower's or such Subsidiary's businesses; (g) employment, consulting, severance, "golden parachute" and other similar agreements with any officer of Borrower or such Subsidiary; (h) instruments or documents evidencing Indebtedness of Borrower or such Subsidiary and any Lien granted by Borrower or such Subsidiary with respect thereto; and (i) instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of Borrower or such Subsidiary.

                 3.26 MANDATORY REDEMPTION. No mandatory redemption of securities issued under that certain Indenture between Borrower and Bank of Montreal Trust Company, as trustee, dated as of March 23, 1990, shall be required to be made on either March 1, 1995 or March 1, 1996 due to credits received by Borrower against such mandatory redemptions.

4.       FINANCIAL STATEMENTS AND INFORMATION

                 4.1 REPORTS AND NOTICES. (a) Borrower covenants and agrees that from and after the Closing Date and until the Commitment Termination Date, it shall deliver to Agent and/or Lenders, as required, the Financial Statements, notices and Projections at the times, to the Persons and in the manner set forth on SCHEDULE 4.1(A).

                 (b) Borrower covenants and agrees that from and after the Closing Date, it shall deliver to Agent and/or Lenders, as required, the various Collateral Reports at the times, to the Persons and in the manner set forth on SCHEDULE 4.1(B).

                 4.2 COMMUNICATION WITH ACCOUNTANTS. Borrower authorizes Agent to communicate directly with its independent certified public accountants, including Deloitte & Touche, and authorizes those accountants to disclose to Agent any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrower or any of its Subsidiaries. At or before the Closing Date, Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this SECTION 4.2 and stating that Agent and the Lenders are relying on the certified financial statements prepared by such accountants.

5.       AFFIRMATIVE COVENANTS

                 Borrower covenants and agrees that, unless Agent shall otherwise consent in writing, from and after the date hereof and until the Termination Date:

                 5.1 MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS. Borrower shall, and shall cause each of its Subsidiaries, to: (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; (b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; (c) at all times maintain, preserve and protect all of its copyrights, patents, trademarks, trade names and all other intellectual property and rights as licensee or licensor thereof and preserve all the remainder of its property, in use or useful in the conduct of its business and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; and (d) except as permitted by Section 4(e) of the Security Agreement, transact business only in such names as are set forth on SCHEDULE 5.1.

                 5.2 PAYMENT OF OBLIGATIONS. (a) Borrower shall: (i) pay and discharge or cause to be paid and discharged all Obligations; and (ii) prior to an Event of Default, pay and discharge, or cause to be paid and discharged, its Indebtedness other than the Obligations at the time such amounts are due and payable, and, subject to SECTION 5.2(B), pay and discharge or cause to be paid and discharged promptly all (A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed), and
(B) lawful claims for labor, materials, supplies and services or otherwise, before any thereof shall become in default.

                 (b) Borrower may in good faith contest, by proper legal action or proceedings, the validity or amount of any Charges or claims arising under SECTION 5.2 (A) (II) and while so contesting such Charges or claims, not pay them; PROVIDED, THAT at the time of commencement of any such action or proceeding, and during the pendency thereof (i) adequate reserves with respect thereto are maintained on the books of Borrower, in accordance with GAAP, (ii) such contest operates to suspend collection of the contested Charges or claims and such contest is maintained and prosecuted continuously and with diligence,
(iii) none of the Collateral would be subject to forfeiture or loss or any Lien by reason of the institution or prosecution of such contest, (iv) no Lien shall exist, be imposed or be attempted to be imposed for such Charges or claims during such action or proceeding, (v) Borrower shall promptly pay or discharge such contested Charges and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to Borrower, and (vi) Agent has not advised Borrower in writing that Agent reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

                 5.3 BOOKS AND RECORDS. Borrower shall keep adequate records and books of account with respect to Borrower's and its Subsidiaries' business activities, in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements referred to in SCHEDULE 3.4.

                 5.4 LITIGATION. Borrower shall notify Agent in writing, promptly upon learning thereof, of any litigation commenced or threatened against Borrower or any of its Subsidiaries, and of the institution against it of any suit or administrative proceeding that (a) may involve an amount in excess of $500,000 or (b) seeks injunctive relief or could have or result in a Material Adverse Effect if adversely determined.

                 5.5 INSURANCE. (a) Borrower shall, at its sole cost and expense, maintain the policies of insurance described on SCHEDULE 3.21, PART I in form and with insurers acceptable to Agent. Such policies shall be in such amounts as are set forth on SCHEDULE 3.21 and except as provided therein, in amounts not less than the amounts maintained on the Closing Date. Borrower shall notify Agent promptly of any occurrence causing a material loss or decline in value of any real or personal property and the estimated (or actual, if available) amount of such loss or decline. Except as otherwise specified on
SCHEDULE 3.21, Borrower hereby directs all present and future insurers under its "All Risk" policies of insurance to pay all proceeds payable thereunder on account of loss or damage to any Collateral directly to Agent, on behalf of itself and Lenders. Borrower irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent) as Borrower's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims with respect to the Collateral under the "All Risk" policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such "All Risk" policies of insurance, and for making all determinations and decisions with respect to claims under such "All Risk" policies of insurance; PROVIDED that so long as a Default or Event of Default shall not have occurred and be continuing, Borrower may make, settle and adjust all claims of less than $250,000. In the event Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required in SCHEDULE 3.21, PART II or to pay any premium in whole or in part relating thereto, Agent, without waiving or releasing any Obligations or Default or Event of Default hereunder, may at any time or times thereafter (but shall not be obligated to) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Agent deems advisable. All sums so disbursed, including attorneys fees, court costs and other charges related thereto, shall be payable, on demand, by Borrower to Agent and shall be additional Obligations hereunder secured by the Collateral, PROVIDED, THAT if and to the extent Borrower fails to promptly pay any of such sums upon demand therefor, Agent is authorized to, and at its option may, make or cause to be made Revolving Credit Advances on behalf of Borrower for payment thereof.

                 (b) Agent reserves the right at any time, upon review of Borrower's or any of its Subsidiaries' risk profile, to require additional forms and limits of insurance to, in Agent's sole opinion, adequately protect both Agent and Lenders' interests, including their interests in the Collateral, and to ensure that Borrower and each of its Subsidiaries is protected by insurance in amounts and with coverage customary for businesses engaged in their businesses. Borrower shall, if so requested by Agent, deliver to Agent, from time to time upon request of Agent, a report of a reputable insurance broker, satisfactory to Agent, with respect to its insurance policies.

                 (c) Borrower shall deliver to Agent endorsements (i) to all "All Risk" insurance covering any Collateral naming Agent, on behalf of itself and Lenders, as lender loss payee, and (ii) to all general liability and other liability policies naming Agent, on behalf of itself and Lenders, as additional insured.

                 5.6 COMPLIANCE WITH LAWS. Borrower shall comply in all material respects with all federal, state and local laws and regulations applicable to it, including those relating to licensing, environmental, consumer credit, truth-in-lending, ERISA and labor matters.

                 5.7 AGREEMENTS. Borrower and each of its Subsidiaries shall perform, within all required time periods (after giving effect to any applicable grace periods), all of its obligations and enforce all of its rights under each agreement to which it is a party, including any lease or customer contracts to which it is a party. Neither the Borrower nor any of its Subsidiaries shall terminate or modify any provision of any agreement to which it is a party which termination or modification could have or result in a Material Adverse Effect.

                 5.8 SUPPLEMENTAL DISCLOSURE. On the request of Agent (in the event that such information is not otherwise delivered by Borrower to Agent pursuant to this Agreement), so long as there are Obligations outstanding hereunder, but not more frequently than every month, Borrower will supplement each schedule or representation herein with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such schedule or as an exception to such representation or which is necessary to correct any information in such schedule or representation which has been rendered inaccurate thereby;

PROVIDED, THAT such supplement to such schedule or representation shall not be deemed an amendment thereof unless expressly consented to in writing by Agent and Requisite Lenders, and no such amendments, except as the same may be consented to in a writing which expressly includes a waiver, shall be or be deemed a waiver of any Default or Event of Default disclosed therein.

                 5.9 EMPLOYEE PLANS. Borrower shall notify Agent of (i) any and all claims, actions, or lawsuits asserted or instituted, and of any threatened litigation or claims against Borrower, any of its Subsidiaries or against any ERISA Affiliate in connection with any Plan maintained, at any time, by such Borrower, such Subsidiary or such ERISA Affiliate, or to which such Borrower, such Subsidiary or such ERISA Affiliate has or had at any time any obligation to contribute, or against any such Plan itself, or against any fiduciary of or service provided to any such Plan, in each case in excess of $250,000 and (ii) the occurrence of any "Reportable Event" with respect to any Pension Plan of Borrower, such Subsidiary or such ERISA Affiliate.

                 5.10 ENVIRONMENTAL MATTERS. Borrower shall, and shall cause each of its Subsidiaries to, (i) comply in all respects with all Environmental Laws applicable to it, (ii) notify Agent promptly after Borrower or such Subsidiary becomes aware of any Release upon any premises owned or occupied by it, and (iii) promptly forward to Agent a copy of any order, notice, permit, application, or any communication or report received by Borrower or such Subsidiary in connection with any such Release or any other matter relating to the Environmental Laws that may affect such premises or Borrower or such Subsidiary. The provisions of this SECTION 5.10 shall apply whether or not the Environmental Protection Agency, any other federal agency or any state, local or foreign environmental agency has taken or threatened any action in connection with any Release or the presence of any Hazardous Materials.

                 5.11 LANDLORDS' AGREEMENTS AND BAILEE LETTERS AND MORTGAGEE AGREEMENTS. Borrower shall use its best efforts to obtain a landlord's agreement in form and substance acceptable to Agent from the lessor of each leased premise currently being used by Borrower or any of its Subsidiaries and the lessor of any new leased premises, in each case where Collateral is currently or may be located. Borrower shall use its best efforts to obtain a bailee letter in form and substance acceptable to Agent from the owner of each warehouse currently being used by Borrower or any of its Subsidiaries and the owner of any new warehouse, in each case where Collateral is currently or may be located. Borrower shall use its best efforts to obtain a mortgagee's agreement in form and substance satisfactory to Agent from the mortgagee of each owned premise currently being used by Borrower or any Subsidiary thereof, and the mortgagee of any new owned property subject to a mortgage, in each case where Collateral is currently or may be located. With respect to locations leased or owned on the Closing Date, in the event Borrower is unable to obtain a landlord agreement, bailee letter or mortgagee agreement as to any location prior to the Closing Date, Eligible Inventory at that location shall automatically be deemed to be ineligible for purposes of calculating Borrowing Availability. No real property or portion thereof where any Inventory may be stored, kept or processed shall be leased or acquired by, and no agreement with respect to any warehouse where any Inventory may be stored, kept or processed shall be entered into by, Borrower or any Subsidiary thereof after the Closing Date, unless and until a landlord agreement, bailee letter or mortgagee agreement, as appropriate, in each case satisfactory to Agent, in its sole discretion, shall first have been obtained with respect to such location; PROVIDED that Borrower or such Subsidiary may enter into such lease, acquisition or warehouse agreement without a landlord agreement, bailee letter or mortgagee agreement, as appropriate, if all of the following conditions are met: (i) the book value of Inventory at any such location does not exceed $100,000, (ii) after giving effect to any exception under this SECTION 5.11, the aggregate book value of Inventory at all such exempted locations does not exceed $400,000, and (iii) Borrower or such Subsidiary shall have used its best efforts to obtain a landlord agreement, bailee letter or mortgagee letter, as appropriate, prior to entering into any such transaction.

                 5.12 LEASED LOCATIONS OF COLLATERAL. Borrower shall, and shall cause its Subsidiaries to, timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located. Upon Agent's request from time to time, Borrower shall deliver to Agent copies of
(i) all invoices received by Borrower for the payment of rent or other obligations with respect to any such leased location or warehouse, (ii) all cancelled checks evidencing payment of such rent and other obligations, (iii) any and all default notices received under or with respect to any such leased location or warehouse, and (iv) any and all other notices received under or with respect to any such lease or other agreement.

                 5.13 SUBSIDIARY. Prior to forming any Subsidiary or permitting any of its Subsidiaries to form any Subsidiary, Borrower shall (a) provide not less than twenty-five (25) days prior written notice to Agent, (b) receive the prior written consent of Agent if, after giving effect to the formation thereof, a new domestic Subsidiary shall have assets of One Hundred Thousand Dollars ($100,000) or more, or a new foreign Subsidiary shall have assets of Five Hundred Thousand Dollars ($500,000) or more, and (c) cause each new Subsidiary to execute (i) applicable Toll Manufacturing Agreements and Asset Purchase Agreements for domestic operating Subsidiaries, (ii) Collateral Documents with respect to Accounts and Inventory, and (iii) this Agreement as a Co-Obligor.

                 5.14 MAINTENANCE OF EQUIPMENT AND FIXTURES. Borrower shall, and shall cause its Subsidiaries to, keep and maintain its Equipment and Fixtures in good operating condition sufficient for the continuation of its business conducted on a basis consistent with past practices, and Borrower or such Subsidiary shall provide or arrange for all maintenance and service and all repairs necessary for such purpose.

                 5.15 OFFERING PROCEEDS. Unless Agent shall otherwise agree, Borrower shall apply the entire net cash proceeds from any sale of Stock permitted under this Agreement, first, to reduce the Revolving Credit Loan to zero, second, to reduce all of the other Obligations then due and payable to zero and, third, for any other legally permissible purpose.

                 5.16 NOTICE OF LABOR MATTERS. Borrower shall provide prompt notice to Agent of (i) any strike or other material labor dispute against Borrower or any of its Subsidiaries, (ii) any organizing efforts involving Borrower or any of its Subsidiaries by any labor union or group of employees, and (iii) any complaints or charges against Borrower or any of its Subsidiaries filed with any federal, state, local or foreign court, governmental agency or arbitrator involving an amount in excess of $250,000 and based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by Borrower or any of its Subsidiaries of any individual. Borrower shall provide prompt notice to Agent of any collective bargaining agreement or employment agreement with any officer entered into by Borrower or any Subsidiary of Borrower with any other Person and, together with such notice, shall provide Agent with a copy of any such collective bargaining agreement or employment agreement.

                 5.17 BLOCKED ACCOUNT AGREEMENTS. No later than May 2, 1994, Borrower and Co-Obligors shall enter into blocked account agreements with Agent in form and substance satisfactory to Agent, in its sole discretion, consistent with the requirements of SCHEDULE C and as otherwise deemed advisable by Agent in its sole discretion as a result of the consummation of the Receivables Securitization Facility.

6.       NEGATIVE COVENANTS

                 Borrower covenants and agrees that, without Agent's prior written consent, from and after the date hereof until the Commitment Termination Date:

                 6.1 MERGERS, ETC. Borrower shall not, nor shall Borrower permit any of its Subsidiaries to, directly or indirectly, by operation of law or otherwise, merge or consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with, any Person, except that any wholly-owned Subsidiary may merge or consolidate with or into Borrower (provided

Borrower is the surviving corporation) or with or into another wholly-owned Subsidiary.

                 6.2 INVESTMENTS; LOANS AND ADVANCES. Except as otherwise permitted by SECTION 6.3 or 6.4, Borrower shall not, nor shall it permit any of its Subsidiaries to, make any investment in, or make or accrue loans or advances of money to any Person (including, without limitation, Subordinated
Debt), through the direct or indirect lending of money, holding of securities or otherwise other than Permitted Investments.

                 6.3 INDEBTEDNESS. Borrower shall not, nor shall Borrower permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except (i) Indebtedness existing on the Closing Date and described on SCHEDULE 6.3 and SCHEDULE 6.3A, (ii) the Obligations, (iii) deferred taxes not yet deemed payable, (iv) unfunded pension fund and other employee benefit plan obligations and liabilities not to exceed $250,000 in the aggregate and then only to the extent they are permitted to remain unfunded under applicable law, (v) Subordinated Debt issued after the Closing Date by Borrower in favor of a Subsidiary, (vi) Subordinated Debt issued by any Subsidiary in favor of Borrower in the ordinary course of Borrower's business in accordance with past practices for the working capital needs of such Subsidiary in an aggregate amount for all such loans not to exceed $2,000,000 outstanding at any one time, (vii) subject to the aggregate limitations set forth in SCHEDULE 6.11, Subordinated Debt issued by any Subsidiary in favor of Borrower in the ordinary course of Borrower's business in accordance with past practices for the Capital Expenditure needs of such Subsidiary; (viii) Indebtedness incurred under the Receivables Securitization Facility, (ix) Indebtedness incurred under the Sale Leaseback Facility, (x) Indebtedness related to sale leaseback transactions (other than the Sale Leaseback Facility) or purchase money transactions; PROVIDED, that the aggregate amount of Indebtedness for all such transactions shall not exceed $2,500,000 in any Fiscal Year on a non-cumulative basis, (xi) commencing with Fiscal Year 1995, unsecured Indebtedness in an aggregate amount not to exceed the Debt Availability, if any, for the Fiscal Year immediately preceding such Fiscal Year, and (xii) any extension, renewal, substitution, refinancing or replacement of any Subordinated Debt set forth on SCHEDULE 6.3A owing by any Subsidiary in favor of Borrower with Subordinated Debt between such Subsidiary and Borrower in the same or lesser amounts and on terms which are no less favorable to Borrower and Lenders (other than the amendment of the interest rate in any promissory note evidencing any such Subordinated Debt to a market rate determined by Borrower in good faith as of the time of any such amendment). Borrower shall not, nor shall it permit any of its Subsidiaries to, prepay, redeem, purchase, exchange, convert, defease, retire or otherwise acquire (collectively, a "Redemption") any Indebtedness prior to its regularly scheduled maturity date except for Redemptions of (A) the Revolving Credit

Loan, (B) Subordinated Debt owing to Borrower by application of offsets of consideration due and payable by Borrower to such Subsidiary; PROVIDED, THAT any such payments or prepayments of such Subordinated Debt shall not be reborrowed by such Subsidiary except as permitted by clauses (vi) and (vii) of this SECTION 6.3, and (C) Indebtedness arising under the Indentures or the Fairmont IRB; PROVIDED, THAT no Redemption under any of the Indentures or the Fairmont IRB shall be permitted unless (i) Borrower shall have unused Borrowing Availability of at least $7,500,000 after giving effect to any such Redemption,
(ii) no Default or Event of Default shall have occurred and be continuing or shall result from such Redemption, and (iii) Borrower shall have provided to Agent no later than five (5) Business Days prior to the proposed date of such Redemption a certificate executed by Borrower's Chief Financial Officer certifying that such Redemption is being made in conformity with the Indentures and, in the case of a Redemption of all or any portion of the Fairmont IRB, the agreements underlying the Fairmont IRB and setting forth in each case the source of funds to be used to consummate such Redemption.

                 6.4 EMPLOYEE LOANS AND TRANSACTIONS. Borrower shall not, and shall not cause or permit any of its Subsidiaries to:

                 (i) make loans or advances to any employee or Affiliate other than:

                          (A)     Subordinated Debt permitted by SECTION 6.3 or

                          (B)     advances for travel and related expenses to
Borrower's officers and employees, in each case solely in the ordinary course of business consistent with past practice, and not to exceed $100,000 in the aggregate for all such amounts outstanding at any time; or

                          (C)     bona-fide loans made by Borrower to its
officers and employees in an amount not to exceed $400,000 in the aggregate for all such loans outstanding at any one time; PROVIDED, THAT (x) each such loan is evidenced by a promissory note due within three (3) years, and (y) each such loan shall have been made for the purpose of providing interim financing to such employee or officer for the purpose of acquiring improved real estate as the principal residence of such employee or officer in connection with a relocation of such Person to a new office; or

                          (D)     other bona-fide loans made by Borrower to its
officers and employees in the ordinary course of business in an amount not to exceed $50,000 in the aggregate for all such loans outstanding at any one time; or

                (ii) except for the Management Services Agreement, enter into any transaction with any Affiliate except on an arm's length basis on fair and reasonable terms no less favorable to Borrower or the applicable Subsidiary than would be obtained in a transaction with a Person that is not an Affiliate.

                 6.5 CAPITAL STRUCTURE AND BUSINESS. Borrower shall not, nor shall it permit any of its Subsidiaries to: (i) make any changes in any of its business objectives, purposes or operations which could in any way adversely affect the repayment of the Loans or any of the other Obligations or could have or result in a Material Adverse Effect, (ii) make any change in the capital structure of any Subsidiary of Borrower as described on SCHEDULE 3.10 (including the issuance of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of the outstanding Stock of any Subsidiary of Borrower), or (iii) amend its certificate or articles of incorporation or bylaws. Neither the Borrower nor any of its Subsidiaries shall engage in any business other than the businesses currently engaged in by Borrower or such Subsidiary.

                 6.6 GUARANTEED INDEBTEDNESS. The Borrower shall not, nor shall it permit any of its Subsidiaries to, incur any Guaranteed Indebtedness except (i) by endorsement of instruments or items of payment for deposit to the general account of Borrower, (ii) for Guaranteed Indebtedness incurred pursuant to the terms and conditions of the CIT Guaranty Agreement and (iii) Guaranteed Indebtedness incurred for the benefit of Borrower or such Subsidiary if the primary obligation constitutes Indebtedness permitted by SECTION 6.3.

                 6.7 LIENS. The Borrower shall not, nor shall it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on or with respect to any properties or assets (including any documents or instruments with respect to Accounts) of such Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except (i) Permitted Encumbrances, (ii) Liens existing on the Closing Date and described on SCHEDULE 6.7, (iii) Liens in favor of Agent, on behalf of itself and Lenders, pursuant to the Loan Documents, (iv) Liens arising pursuant to the Receivables Securitization Facility, (v) Liens arising pursuant to the Sale Leaseback Facility, and (vi) Purchase Money Liens securing Indebtedness permitted under clause (x) of SECTION 6.3. In addition, neither the Borrower nor any of its Subsidiaries shall become a party to any new agreement, note, indenture or instrument (other than the Sale Leaseback Facility and the Receivables Securitization Facility), or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of itself and Lenders, as additional collateral for the Obligations or require, in connection with the granting of any such Lien in favor of Agent, on behalf of itself and Lenders, equal or ratable Liens in favor of any other Person or otherwise impose a burden upon the rights and benefits afforded to Agent and Lenders hereunder.

                 6.8 SALE OF ASSETS. The Borrower shall not, nor shall it permit any of its Subsidiaries to, sell, transfer, convey, assign or otherwise dispose of any of its properties, assets or business, including the capital stock of any Subsidiary or any of its Accounts (with or without recourse) to any other Person other than, in the case of a Subsidiary, to Borrower or another Subsidiary and except for (i) sales of inventory in the ordinary course of business, (ii) sales of Accounts by Borrower to a Subsidiary pursuant to the Receivables Securitization Facility, (iii) sales of Equipment pursuant to the Sale Leaseback Facility, (iv) the sale or other disposition of property which is no longer used or useful in the business of Borrower or its Subsidiaries; PROVIDED, THAT any such sale or disposition is made for the fair market value of such property, and (v) sales or dispositions by Borrower of property outside the ordinary course of business; PROVIDED, THAT (a) no Default or Event of Default shall have occurred and be continuing or shall result from such sale or disposition, (b) any such sale or disposition is made for the fair market value of such property, (c) the aggregate fair market value of all property so sold or disposed of in any Fiscal Year shall not exceed $500,000 on a non-cumulative basis, and (d) within sixty (60) days of such sale or disposition, Borrower shall have replaced such property with like property of at least equal value and quality; PROVIDED FURTHER, that in each such case such sale or other disposition does not conflict with or result in the breach of or constitute a default under any Toll Manufacturing Agreement or Asset Purchase Agreement or the Sale Leaseback Facility.

                 6.9 EVENTS OF DEFAULT. The Borrower shall not, nor shall it permit any of its Subsidiaries to, take any action or omit to take any action, which act or omission would constitute (a) a Default or an Event of Default under, pursuant to, or noncompliance with any of, the terms of this Agreement or any of the other Loan Documents or (b) a default or an event of default pursuant to, or noncompliance with, any other contract, lease, mortgage, deed of trust, instrument or other agreement to which it is a party or by which it or any of its property is bound, or any document creating a Lien.

                 6.10 ERISA. Neither the Borrower, any Subsidiary of Borrower nor any ERISA Affiliate shall without Agent's prior written consent acquire any new ERISA Affiliate that maintains or has an obligation to contribute to a Pension Plan that has either an "accumulated funding deficiency", as defined in Section 302 of ERISA, or any "unfunded vested benefits", as defined in Section 4006(a)(3)(e)(iii) of ERISA, in the case of any plan other than a Multiemployer Plan, and in Section 4211 of ERISA in the case of a Multiemployer Plan. Additionally, neither the Borrower, any Subsidiary of Borrower nor any ERISA Affiliate shall, without Agent's prior written consent, permit or suffer any condition set forth on SCHEDULE 3.13 to cease to be met and satisfied at any time; terminate any Pension Plan that is subject to Title IV of

ERISA where such termination could reasonably be anticipated to result in liability to such Person; permit any accumulated funding deficiency, as defined in Section 302(a)(2) of ERISA, to be incurred with respect to any Pension Plan; fail to make any contributions or fail to pay any amounts due and owing as required by the terms of any Plan before such contributions or amounts become delinquent; make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan; or at any time fail to provide Agent with copies of any Plan documents or governmental reports or filings, if requested by Agent.

                 6.11 FINANCIAL COVENANTS. Borrower shall not breach or fail to comply with any of the financial covenants (the "Financial Covenants") set forth on SCHEDULE 6.11.

                 6.12 HAZARDOUS MATERIALS. Except as set forth on SCHEDULE 3.20, the Borrower shall not, nor shall it permit any of its Subsidiaries or any other Person within its control, to cause or permit a Release or the presence, use, generation, manufacture, installation, Release, discharge, storage or disposal of any Hazardous Materials on, under, in, above or about any of its owned or leased real estate or the transportation of any Hazardous Materials to or from any such real estate where such Release or such presence, use, generation, manufacture, installation, Release, discharge, storage or disposal would violate or form the basis for liability under any Environmental Laws. Borrower, at its own expense, shall cause the performance of such environmental audits and preparation of such environmental reports as Agent may from time to time request as to any location at which Collateral is then located, by reputable environmental consulting firms acceptable to Agent, and in form and substance acceptable to Agent.

                 6.13 SALE-LEASEBACKS. Neither the Borrower nor any of its Subsidiaries thereof shall engage in any sale-leaseback or similar transaction involving any of its assets, other than the transactions (i) permitted by clause (x) of SECTION 6.3, and (ii) expressly contemplated pursuant to the terms and conditions of the Sale Leaseback Facility.

                 6.14 CANCELLATION OF INDEBTEDNESS. The Borrower shall not, nor shall it permit any of its Subsidiaries to, cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm's-length basis and in the ordinary course of its business consistent with past practice.


                 6.15 RESTRICTED PAYMENTS. The Borrower shall not, nor shall it cause or permit any of its Subsidiaries to, make any Restricted Payment; PROVIDED, THAT Borrower's Subsidiaries may continue to make dividends, distributions and payments to Borrower.

                 6.16 LEASES. The Borrower shall not, nor shall it cause or permit any of its Subsidiaries to, become or remain liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of a lessee under any lease of real property or any operating lease or similar agreement or arrangement, if the aggregate amount of all rents paid or committed to be paid by Borrower and its Subsidiaries under all such leases would exceed the following amounts for each of the following Fiscal Years on a non-cumulative basis:

                 Fiscal Year                           Amount
                 -----------                           ------
                    1994                               $23,134,000
                    1995                                25,448,000
                    1996                                27,992,000
                    1997                                30,791,000


                 6.17 STOCKHOLDERS. The Borrower shall not, nor shall it cause or permit any of its Subsidiaries to, cause or suffer the occurrence of any change in the composition of the Stockholders of any of its Subsidiaries as of the Closing Date.

                 6.18 FISCAL YEAR. The Borrower shall not, nor shall it cause or permit any of its Subsidiaries to, change its Fiscal Year.

                 6.19 SALE OF STOCK. The Borrower shall not sell (whether in a public or private offering or otherwise) any of its Stock unless the proceeds of such sale are applied as required by Section 5.15. The Borrower shall not, nor shall it permit any of its Subsidiaries to, sell (whether in a public or private offering or otherwise) any of the Stock of any Subsidiary of Borrower.

                 6.20 CASH MANAGEMENT. The Borrower shall not permit any of its Subsidiaries to accumulate or maintain cash or cash equivalents in disbursement, payroll or other deposit accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements; PROVIDED, THAT so long as no Event of Default shall have occurred and be continuing (a) foreign Subsidiaries may maintain cash in such accounts in excess of the amount of checks outstanding in an amount not to exceed $750,000 in the aggregate for all such Subsidiaries, and (b) domestic Subsidiaries may retain cash in such accounts in excess of the amount of checks outstanding in an amount not to exceed $250,000 in the aggregate for all such Subsidiaries; PROVIDED FURTHER, THAT such amounts are maintained in the ordinary course of such Subsidiaries' business.

                 6.21 NO IMPAIRMENT OF DISTRIBUTIONS. The Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or become bound by any agreement, instrument, indenture or other obligation which could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or other distributions or the making of intercompany loans by any Subsidiary to Borrower, or which would require as a condition thereto that any amount be paid, or Liens be granted, or assets transferred, to any Person.

                 6.22 AMENDMENT TO AGREEMENTS. The Borrower shall not, nor shall it permit any Subsidiary to, amend, modify, restate, terminate or waive, nor suffer the amendment, modification, restatement, termination or waiver of, any of the provisions of any of the Indentures, the CIT Documents, the Sale Leaseback Facility, the Receivables Securitization Facility or the Toll Manufacturing Agreements or the Asset Purchase Agreements.

                 6.23 CORPORATE ACCOUNTS. Neither Borrower nor any of its Subsidiaries shall maintain corporate deposit accounts or other accounts with any bank or other financial institution except those set forth on SCHEDULE
3.22. Neither Borrower nor any of its Subsidiaries shall maintain any corporate deposit account or other financial account with any Affiliate of Borrower or commingle any funds with funds of any Affiliate of Borrower.

                 7.       TERM

                 7.1 TERMINATION. The financing arrangement contemplated hereby shall be in effect until the Commitment Termination Date; PROVIDED, THAT in the event of a prepayment of any part of the Obligations prior to the Commitment Termination Date with funds borrowed from any Person (other than Lenders pursuant to this Agreement, GE Capital or any other participant pursuant to the Sale Leaseback Facility, or Redwood Receivables Corporation pursuant to the Receivables Securitization Facility), Borrower shall simultaneously therewith pay to Agent, in full, in immediately available funds all then current and liquidated Obligations arising under this Agreement or any of the other Loan Documents and provide for payment of all other Obligations, including the provision of cash collateral for all Letter of Credit Obligations, in a manner satisfactory to Agent.

                 7.2 SURVIVAL OF OBLIGATIONS UPON TERMINATION OF FINANCING ARRANGEMENTS. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Borrower and the Co-Obligors or the rights of Agent and Lenders relating to any unpaid Obligation, due or not due, whether for payment or performance, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is not required until after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan

Document, all undertakings, agreements, covenants, warranties and representations of or binding upon Borrower or any Subsidiary of Borrower, and all rights of Agent and Lenders, all as contained in the Loan Documents shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until such time as all of the Obligations have been indefeasibly paid in full in accordance with the terms of the agreements creating such Obligations.

8.       EVENTS OF DEFAULT: RIGHTS AND REMEDIES

                 8.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

                 (a) Borrower shall fail to make any payment in respect of any Obligation hereunder or under any of the other Loan Documents when due and payable or declared due and payable, including, without limitation, any payment of principal of, or interest on or Fees with respect to, the Revolving Credit Loan or any payment of Fees with respect to the Letter of Credit Obligations.

                 (b) Borrower or any Subsidiary of Borrower shall fail or neglect to perform, keep or observe any of the provisions of SECTION 1.9 or
SECTION 6, including any of the provisions set forth on SCHEDULE C and SCHEDULE 6.11, respectively.

                 (c) Borrower or any Subsidiary of Borrower shall fail or neglect to perform, keep or observe any term or provision of this Agreement (other than any such term or provision referred to in lettered paragraphs (a), (b) or (d) of this SECTION 8.1 or of any of the other Loan Documents), and the same shall remain unremedied for a period ending on the first to occur of fifteen (15) days after Borrower shall receive written notice of any such failure from Agent or fifteen (15) days after Borrower shall become aware thereof.

                 (d) Borrower shall, or shall cause or permit any of its Subsidiaries to, fail to timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse at which Collateral is located or shall fail or neglect to perform, keep or observe any of the provisions of SECTION 5.12.

                 (e) A default shall occur under any other agreement, document or instrument to which Borrower or any of its Subsidiaries is a party or by which Borrower or any of its Subsidiaries or any of Borrower's or any of its Subsidiaries' property is bound and such default (i) involves any default or event of default under any Indenture, (ii) involves any default or event of default under any CIT Document, (iii) involves any default or event of default under the Sale Leaseback Facility, (iv) involves any default or event of default under the Receivables Securitization Facility, (v) involves a default or event of default under any Toll Manufacturing Agreement or any Asset Sale Agreement,
(vi) involves any default or event of default in respect of any Indebtedness of Borrower or any of its Subsidiaries (other than Indebtedness referred to in (i), (ii), (iii), (iv) or (v) above) in an aggregate amount exceeding $500,000 in the aggregate or (vii) causes (or permits any holder of such Indebtedness or a trustee to cause) any Indebtedness, or portion thereof, in an amount exceeding $500,000 for all such Indebtedness in the aggregate, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment.

                 (f) Any representation or warranty herein or in any other Loan Document or in any written statement pursuant thereto or hereto, or any report, financial statement or certificate made or delivered to Agent or any Lenders by Borrower or any Subsidiary of Borrower shall be untrue or incorrect in any material respect, as of the date when made or deemed made (including those made or deemed made pursuant to SECTION 2.2).

                 (g) Any of the assets of Borrower or any of its Subsidiaries shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of such Borrower or such Subsidiary, as the case may be, and shall remain unstayed or undismissed for sixty (60) consecutive days; or any Person other than Borrower shall apply for the appointment of a receiver, trustee or custodian for any of Borrower's or any of its Subsidiaries' assets and shall remain unstayed or undismissed for sixty (60) consecutive days; or Borrower or any of its Subsidiaries shall have concealed, removed or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation which may by fraudulent under any bankruptcy, fraudulent conveyance or other similar law.

                 (h) A case or proceeding shall have been commenced against Borrower or any of its Subsidiaries in a court having competent jurisdiction seeking a decree or order (i) under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Borrower or any of its Subsidiaries or of any substantial part of any of their properties, or (iii) ordering the winding up or liquidation of the affairs of Borrower or any of its Subsidiaries and such case or proceeding shall remain undismissed or unstayed for sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding.

                 (i) Borrower or any of its Subsidiaries shall (i) file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Borrower or any of its Subsidiaries or of any substantial part of any of their properties, (iii) fail generally to pay its debts as such debts become due, or (iv) take any corporate action in furtherance of any such action.

                 (j) Final judgment or judgments (after the expiration of all times to appeal therefrom) for the payment of money in excess of $500,000 in the aggregate shall be rendered against Borrower or any of its Subsidiaries unless the same shall be (i) fully covered by insurance in accordance with
SECTION 5.5 or (ii) vacated, stayed, bonded, paid or discharged within a period of fifteen (15) days from the date of such judgment.

                 (k) Any other event shall have occurred which has had or resulted in, or would have or result in, a Material Adverse Effect.

                 (l) Any provision of any Collateral Document, including the Security Agreement, after delivery thereof pursuant to SECTION 2.1, shall for any reason cease to be valid, binding and enforceable in accordance with its terms, or any Lien created under any Collateral Document, including the Security Agreement, shall cease to be a valid and perfected security interest or Lien having the first Priority in all of the Collateral purported to be covered thereby, or Borrower or any Co-Obligor shall disavow any of its obligations under this Agreement or any of the other Loan Documents or shall deny that it has any further obligations hereunder or thereunder, or shall contest the validity or enforceability of any thereof or shall give notice to such effect.

                 (m) Borrower shall cease to own all of the issued and outstanding capital stock of all of its Subsidiaries.

                 (n)      There shall occur any Change in Control of Borrower.

                 (o) Any provision of any Toll Manufacturing Agreement or any Asset Sale Agreement shall for any reason cease to be valid, binding and enforceable in accordance with its terms.

                 8.2 REMEDIES. If any Default or Event of Default shall have occurred and be continuing, in addition to all other rights and remedies, Agent may, without notice, elect in its sole discretion to make no further Revolving Credit Advances or incur no additional Letter of Credit Obligations. If any Event of Default shall have occurred and be continuing, Agent may, without notice, take any one or more of the following actions: (a) increase the rate of interest applicable to the Revolving Credit Loan to the Default Rate, as provided in SECTION 1.5(E); (b) terminate the Revolving Credit Commitment whereupon no further Revolving Credit Advances or Letter of Credit Obligations shall be made or incurred; (c) declare all or any portion of the Obligations to be forthwith due and payable, including contingent liabilities with respect to Letter of Credit Obligations, and thereupon such Obligations shall become and be due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower and each of the Co-Obligors; and/or (d) exercise any rights and remedies provided to Agent under this Agreement and the other Loan Documents and/or at law or equity, including all remedies provided under the Code; PROVIDED, THAT upon the occurrence of any Event of Default specified in SECTIONS 8.1(G), (h) or (i), the Revolving Credit Commitment shall automatically terminate, all of the Obligations, including contingent liabilities with respect to Letter of Credit Obligations, shall automatically become and be immediately due and payable, and the rate of interest applicable to the Revolving Credit Loan shall automatically increase to the Default Rate, as provided in SECTION 1.5(E), in each case without declaration, notice or demand by Agent. Upon the occurrence of any Default or Event of Default, at Agent's request, Borrower shall deposit with Agent cash collateral in the amount of all then existing Letter of Credit Obligations.

                 8.3 WAIVERS BY BORROWER AND CO-OBLIGORS. Except as otherwise provided for in this Agreement or by applicable law, Borrower and the Co-Obligors each waives: (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent or any Lender on which Borrower or any Co-Obligor may in any way be liable, and each hereby ratifies and confirms whatever Agent or any Lender may do in this regard, (ii) all rights to notice and a hearing prior to Agent's taking possession or control of, or to Agent's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Agent to exercise any of its remedies, and (iii) the benefit of all valuation, appraisal and exemption laws. Borrower and the Co-Obligors each acknowledges that it has been advised by counsel of its choice with respect to this Agreement, the other Loan Documents and the transactions evidenced by this Agreement and the other Loan Documents.

9.       ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

                 9.1 ASSIGNMENT AND PARTICIPATIONS. GE Capital may assign its rights and delegate its obligations as a Lender under this Agreement and, further, may assign, or sell participations in, all or any part of its Revolving Credit Advances, its Letter of

Credit Obligations, its Commitments, or any other interest herein or in its Revolving Credit Note to an Affiliate or to any other Person; PROVIDED, THAT
(i) in the event of any assignment by GE Capital of less than all of its rights and obligations as a Lender to a Person other than another Lender or an Affiliate of GE Capital, Borrower shall first have consented to such assignee, which consent shall not be unreasonably withheld; and (ii) in the case of an assignment by GE Capital of all of its rights and obligations as a Lender to a Person other than another Lender or an Affiliate of GE Capital, no consent of Borrower shall be necessary, PROVIDED FURTHER, THAT, in the case of (ii) above, GE Capital shall give Borrower sixty (60) days' prior written notice of such assignment and no prepayment fee under SECTION 1.2(B) shall be payable if Borrower elects to prepay the Obligations in full during such sixty (60) day period.

                 Unless Agent shall have otherwise agreed in writing, no other Lender shall assign any of its rights or delegate any of its obligations under this Agreement or any of the other Loan Documents or assign, or sell any participation in, all or any part of its Revolving Credit Advances, its Letter of Credit Obligations, its Commitments, or any other interest herein or in its Revolving Credit Note to any Affiliate or other Person.

                 In the case of an assignment by GE Capital under this SECTION
9.1 (or in the event, if any, that Agent shall so agree in writing, an assignment by another Lender), the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitment or assigned portion thereof. Borrower and Co-Obligors hereby acknowledge and agree that any assignment will give rise to a direct obligation of Borrower and Co-Obligors to the assignee and that the assignee shall be considered to be a "Lender". In all instances, each Lender's liability to make Revolving Credit Advances or incur Letter of Credit Obligations hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share.

                 GE Capital may (or, in the event, if any, that Agent shall so agree in writing, another Lender may) sell participations in all or any part of any Revolving Credit Advances made, or any Letter of Credit Obligations incurred, by it as a Lender to an Affiliate or any other Person; PROVIDED, THAT all amounts payable by Borrower and Co-Obligors hereunder shall be determined as if that Lender had not sold such participation and the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (a) any reduction in the principal amount, interest rate or fees payable with respect to any Revolving

Credit Advances in which such holder participates, (b) any extension of the final scheduled maturity date of the principal amount of the Revolving Credit Advances in which such holder participates, and (c) any release of any Collateral with a value in excess of $3,500,000 in the aggregate (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Borrower and Co-Obligors hereby acknowledge and agree that any participation will give rise to a direct obligation of Borrower and Co-Obligors to the participant and the participant shall for purposes of SECTIONS 1.15, 1.16 and 9.3 be considered to be a "Lender".

                 Unless Agent shall have otherwise agreed in writing, no Lender, other than GE Capital, shall sell any participation in all or any part of any Revolving Credit Advances made, or any Letter of Credit Obligations incurred, by it to any Affiliate or other Person.

                 Except as otherwise provided in this SECTION 9.1, no Lender shall, as between Borrower and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Revolving Credit Advances, the Revolving Credit Notes, Letter of Credit Obligations, or other Obligations owed to such Lender. Any Lender permitted to sell assignments and participations under this SECTION 9.1 may furnish any information concerning the Borrower and/or any of its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants).

                 Borrower shall assist any Lender permitted to sell assignments or participations under this SECTION 9.1 in whatever manner necessary in order to enable or effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the preparation of informational materials for, and the participation of relevant management in meetings with, potential assignees or participants. Borrower shall certify the correctness, completeness and accuracy of all descriptions of Borrower, its Subsidiaries and their respective affairs contained in any selling materials and all information provided by them and included in such materials.

                 9.2 APPOINTMENT OF AGENT. GE Capital is hereby appointed Agent hereunder to act on behalf of all Lenders as Agent under this Agreement and the other Loan Documents. The provisions of this SECTION 9.2 are solely for the benefit of Agent and Lenders and neither the Borrower nor any of its Subsidiaries nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower, any Subsidiary of Borrower or any other Person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Neither Agent nor any of its officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, unless caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction after all possible appeals have been exhausted.

                 The agency hereby created shall in no way impose any of the rights and powers of, or impose any duties or obligations upon, Agent in its individual capacity as a Lender hereunder. Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder. Agent may resign at any time by giving thirty (30) days prior written notice thereof to Lenders and Borrower. Upon any such resignation, Requisite Lenders shall have the right, upon five (5) days notice to Borrower, to appoint a successor Agent. Upon acceptance of appointment, the successor Agent shall succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all of its duties and obligations under this Agreement and the other Loan Documents.

                 If Agent shall request instructions from Requisite Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders, and Agent shall not incur liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document or
(b) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders.

                 9.3 SET-OFF AND SHARING OF PAYMENTS. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender and each holder of any Revolving Credit Note is hereby authorized at any time or from time to time, without prior notice to Borrower, any Co-Obligor or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower or any Co-Obligor (including all account balances whether provisional or final and whether or not collected or available) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of Borrower or any Co-Obligor against and on account of any of the Obligations which are not paid when due. Agent agrees to notify Borrower of the occurrence of such setoff; provided, that failure of Agent to give notice as provided herein shall not in any way affect the validity or effectiveness of such setoff. Any Lender or holder of any Revolving Credit Note having a right to set off shall, to the extent the amount of any such set off exceeds its Pro Rata Share of the Obligations, purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share such excess with each other Lender or holder in accordance with their respective Pro Rata Shares. Borrower and the Co-Obligors each agrees, to the fullest extent permitted by law, that (a) any Lender or holder of any Revolving Credit Note may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such excess to other Lenders and holders and (b) any Lender or holder so purchasing a participation in the Revolving Credit Advances or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of Revolving Credit Advances and other Obligations in the amount of such participation.

                 9.4 DISBURSEMENT OF FUNDS. Agent may, on behalf of Lenders, disburse funds to Borrower for Revolving Credit Advances requested. Each Lender shall reimburse Agent on demand for all funds disbursed on its behalf by Agent, or if Agent so requests, each Lender will remit to Agent its Pro Rata Share of any Revolving Credit Advance before Agent disburses same to Borrower. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower and Borrower shall immediately repay such amount to Agent. Nothing in this SECTION
9.4 or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

                 9.5      Disbursements of Advances, Payments and Information.
                          ---------------------------------------------------

                          (a)     Revolving Credit Advances and Payments; Fee
                                  -------------------------------------------
                                  Payments.
                                  ---------

                          (i)     The Revolving Credit Loan balance may
fluctuate from day to day through Agent's disbursement of funds to, and receipt of funds from, Borrower. In order to minimize the frequency of transfers of funds between Agent and each Lender, Revolving Credit Advances and payments in respect thereof will be settled according to the procedures described in SECTIONS 9.5(A)(II) and 9.5(A)(III) below. Notwithstanding these procedures, each Lender's obligation to fund its portion of any advances made by Agent to Borrower will commence on the date such advances are made by Agent. Such payments will be made by each Lender without setoff, counterclaim or reduction of any kind.

                          (ii)    On (x) the second Business Day of each week,
or more frequently (including daily) if Agent so elects with respect to Index Rate Advances, or (y) the second Business Day after the Borrowing Date with respect to LIBOR Rate Advances (in each case, each such day being a "Settlement Date"), Agent will advise each Lender by telephone, telex or telecopy of the amount of such Lender's Pro Rata Share of the Revolving Credit Loan balance as of the close of business on the second Business Day immediately preceding the Settlement Date. In the event that payments are necessary to adjust the amount of such Lender's portion of the Revolving Credit Loan to such Lender's Pro Rata Share of the Revolving Credit Loan as of any Settlement Date, the party from which such payment is due will pay the other, in same day funds, by wire transfer to the other's account not later than 1:00 p.m. New York time on the first Business Day following the Settlement Date. Notwithstanding the foregoing, if Agent so elects, Agent may require that each Lender make its Pro Rata Share of any requested Revolving Credit Advance available to Agent for disbursement prior to the funding of such Revolving Credit Advance. If Agent elects to require that such funds be so made available, Agent shall advise each Lender by telephone, telex or telecopy of the amount of such Lender's Pro Rata Share of the requested Revolving Credit Advance no later than 12:00 noon New York time on the date of funding thereof, and each such Lender shall pay Agent such Lender's Pro Rata Share of such requested Revolving Credit Advance, in same day funds, by wire transfer to the Agent's account not later than 1:00 p.m. New York time on the date of funding such Revolving Credit Advance.

                 (iii) For purposes of this Section 9.5(A)(III), the following terms and conditions will have the following meanings:

                 (A) "Daily Loan Balance" means an amount calculated as of the end of each calendar day by subtracting (i) the cumulative principal amount paid by Agent to a

                          Lender with respect to the Revolving Credit Loan from the Closing Date through and including such calendar day, from (ii) the cumulative principal amount of the Revolving Credit Loan advanced by such Lender to Agent from the Closing Date through and including such calendar day.

                 (B) "Daily Interest Rate" means an amount calculated by dividing the interest rate payable to a Lender on the Revolving Credit Loan (as set forth in SECTION 1.5) as of each calendar day by three hundred sixty (360) days.

                 (C) "Daily Interest Amount" means an amount calculated by multiplying the Daily Loan Balance of the Revolving Credit Loan by the associated Daily Interest Rate on the Revolving Credit Loan.

                 (D) "Interest Ratio" means a number calculated by dividing the total amount of interest on the Revolving Credit Loan received by Agent during the immediately preceding month by the total amount of interest on the Revolving Credit Loan due from Borrower during the immediately preceding month.

On the first Business Day of each calendar month (an "Interest Settlement Date"), Agent will advise each Lender by telephone, telex or telecopy of the amount of such Lender's Pro Rata Share of interest paid and Fees paid for the benefit of Lenders on the Revolving Credit Loan as of the end of the last day of the immediately preceding month. Provided that such Lender has made all payments required to be made by it under this Agreement and the other Loan Documents, Agent will pay to such Lender, by wire transfer to such Lender's account (as specified by such Lender on SCHEDULE 9.5(A)(III) or the applicable Lender Addition Agreement, as amended by such Lender from time to time after the date hereof pursuant to the notice provisions contained herein or in the applicable Lender Addition Agreement) not later than 12:00 noon (New York time) on the next Business Day following the Interest Settlement Date, such Lender's Pro Rata Share of interest paid and Fees paid for the benefit of Lenders on the Revolving Credit Loan. Such Lender's Pro Rata Share of interest on the Revolving Credit Loan will be calculated by adding together the Daily Interest Amounts for each calendar day of the prior month for the Revolving Credit Loan and multiplying the total thereof by the Interest Ratio for the Revolving Credit Loan.

                 (b)      Availability of Lender's Pro Rata Share.
                          ---------------------------------------

                 (i) Agent may assume that each Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on the first Business Day following the next Settlement Date. If such

Pro Rata Share is not, in fact, paid to Agent by such Lender when due, Agent will be entitled to recover such amount on demand from such Lender without set-off, counterclaim or deduction of any kind.

                 (ii) Nothing contained in this SECTION 9.5(B) will be deemed to relieve any Lender of its obligation to fulfill its Commitments or to prejudice any rights Agent or Borrower may have against any Lender as a result of any default by such Lender under this Agreement.

                 (c)      Return of Payments.
                          ------------------

                 (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

                 (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

                 (d)      Dissemination of Information.
                          ----------------------------

                 Agent will use reasonable efforts to provide Lenders with any information received by Agent from Borrower which is required to be provided to Lenders hereunder, with any notice of Default or Event of Default received by Agent from Borrower, with any notice of Default or Event of Default delivered by Agent to Borrower, and with notice of any action taken by Agent following any Default or Event of Default; PROVIDED, THAT Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction after all possible appeals have been exhausted.

10.      SUCCESSORS AND ASSIGNS

                 10.1 SUCCESSORS AND ASSIGNS. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of Borrower, each of the Co-Obligors, Agent, Lenders and their respective successors and assigns, except as otherwise provided herein or therein. Neither Borrower nor any of the Co-

Obligors may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and Requisite Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by Borrower or any of the Co-Obligors without the prior express written consent of Agent shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of Borrower, the Co-Obligors, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11. MISCELLANEOUS

                 11.1 COMPLETE AGREEMENT; MODIFICATION OF AGREEMENT. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in SECTION 11.2. Any proposal letter or commitment letter between Borrower and Agent or any of its affiliates predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be merged with and into and superseded by this Agreement.

                 11.2 AMENDMENTS AND WAIVERS. (a) No amendment, modification or termination of any provision of this Agreement or any of the Revolving Credit Notes shall in any event be effective unless the same shall be in writing and signed by Requisite Lenders and Borrower.

                 (b) Notwithstanding the foregoing, except to the extent permitted by any applicable Lender Addition Agreement, no amendment, modification, termination or waiver shall, unless in writing and signed by each affected Lender, do any of the following: (a) increase the principal amount of the Commitment of any affected Lender; (b) reduce the principal of, rate of interest on or Fees payable with respect to any Revolving Credit Advance or Fees payable with respect to any Letter of Credit Obligations; (c) extend the final scheduled maturity date of the principal amount of the Revolving Credit Loan; (d) waive, forgive, defer, extend or postpone any payment required hereunder; (e) except as otherwise contemplated herein or in one of the other Loan Documents, permit Borrower to sell or otherwise dispose of any Collateral with a value exceeding $3,500,000 in the aggregate; (f) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Revolving Credit Loan which shall be required for Lenders or any of them to take any action hereunder; (g) release Collateral with a value exceeding $3,500,000 in the aggregate (except if the sale or other disposition of such Collateral is permitted under this Agreement or one of the other Loan Documents); and (h) amend or waive this SECTION 11.2 or the definitions of the terms used in this
SECTION 11.2 insofar as the definitions affect the substance of this SECTION 11.2; and PROVIDED, FURTHER, THAT no amendment, modification, termination or waiver affecting the rights or duties of Agent under this Agreement or any other Loan Document shall in any event be effective, unless in writing and signed by Agent, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Revolving Credit Note shall be effective without the written concurrence of the holder of that Revolving Credit Note. No notice to or demand on Borrower or any Co-Obligor in any case shall entitle Borrower or any Co-Obligor to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this SECTION 11.2 shall be binding upon each holder of the Revolving Credit Notes at the time outstanding and each future holder of the Revolving Credit Notes.

                 11.3 FEES AND EXPENSES. Borrower and Co-Obligors, jointly and severally, shall reimburse Agent for all out-of-pocket expenses incurred in connection with (a) the preparation of the Loan Documents (including the fees and expenses of all of its special loan counsel, advisors, consultants and auditors retained in connection with the Loan Documents and the transactions contemplated thereby and advice in connection therewith), (b) wire transfers to the account of Borrower and (c) Letter of Credit Obligations. Borrower and Co-Obligors, jointly and severally, shall reimburse Agent for all fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors (including environmental and management consultants) for advice, assistance, or other representation in connection with:

                 (a) the forwarding to Borrower or any other Person on behalf of Borrowers by Lender of the proceeds of the Revolving Credit Advances;

          (b) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or advice in connection with the administration of the loans made pursuant hereto or its rights hereunder or thereunder;

                 (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, Borrower, any Co-Obligor or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against

Borrower, any Co-Obligor or any other Person that may be obligated to Agent by virtue of the Loan Documents;

                 (d) any attempt to enforce any rights of Agent or any Lender against Borrower, any Co-Obligor or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents;

                 (e) any attempt to (i) monitor the Revolving Credit Advances, Letter of Credit Obligations or any of the other Obligations, (ii) evaluate, observe, assess Borrower, any of its Subsidiaries or any of their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including, without limitation, all field audit and examination fees set forth in the GE Capital Fee Letter and all attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings; and all expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this
SECTION 11.3 shall be payable, on demand, by Borrower and Co-Obligors, jointly and severally, to Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

                 11.4 NO WAIVER. Agent's or any Lender's failure, at any time or times, to require strict performance of any provision of this Agreement and any of the other Loan Documents shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of a Default or an Event of Default under this Agreement or any of the other Loan Documents shall not suspend, waive or affect any other Default or Event of Default under this Agreement and any of the other Loan Documents whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower and its Subsidiaries contained in this Agreement or any of the other Loan Documents and no Default or Event of Default under this Agreement and no defaults under any of the other Loan Documents shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and Requisite Lenders and directed to Borrower specifying such suspension or waiver.

                 11.5 REMEDIES. Agent's and Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Neither Agent nor any Lender shall be under any obligation to marshall any assets in favor of Borrower or any Co-Obligor or any other Person or against or in payment of any or all of the Obligations.

                 11.6 SEVERABILITY. WHEREVER possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                 11.7 CONFLICT OF TERMS. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

                 11.8 AUTHORIZED SIGNATURE. Until Agent shall be notified by Borrower to the contrary, the signature upon any document or instrument delivered pursuant hereto of any officer or other employee of Borrower listed on SCHEDULE 11.8 shall bind Borrower and be deemed to be the act of Borrower affixed pursuant to and in accordance with resolutions duly adopted by Borrower's Board of Directors.

                 11.9 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. BORROWER, EACH CO-OBLIGOR, AGENT AND LENDERS HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES AMONG BORROWER, CO- OBLIGORS, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT AGENT,

LENDERS, BORROWER AND CO-OBLIGORS EACH ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, NEW YORK AND, PROVIDED, FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT OR LENDERS. BORROWER, EACH CO-OBLIGOR, AGENT AND LENDERS EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER, EACH CO-OBLIGOR, AGENT AND LENDERS HEREBY WAIVE ANY OBJECTION WHICH THEY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER, EACH CO-OBLIGOR, AGENT AND LENDERS HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER, EACH CO-OBLIGOR, AGENT AND LENDERS AT THEIR RESPECTIVE ADDRESSES SET FORTH ON SCHEDULE 11.10 OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

                 11.10 NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon either of the parties by the other party, or whenever either of the parties desires to give or serve upon the other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (i) upon the earlier of actual receipt and three (3) days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (ii) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this
SECTION 11.10), (iii) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (iv) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated on SCHEDULE
11.10 or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or Agent) designated on Schedule 11.10 to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

                 11.11 CONFIDENTIALITY. Each of the Lenders and Agent agrees to exercise reasonable efforts to keep any non-public information delivered or made available to it pursuant to this Agreement or any other Loan Document, which Borrower has identified in writing as confidential information, confidential from any Person other than officers, employees, agents, designees or representatives of such Lender or Agent who are or are expected to become engaged in evaluating, approving, structuring or administering this Agreement or any of the other Loan Documents, or Revolving Credit Advances, Letter of Credit Obligations or any other transaction contemplated hereby or thereby; PROVIDED, THAT nothing herein shall prevent Agent or any Lender from disclosing such information (i) to any bona fide prospective or actual assignee, transferee or participant that has agreed in writing to comply with this
SECTION 11.11 in connection with the contemplated assignment or transfer of any Revolving Credit Advances or Letter of Credit Obligations or participations therein; (ii) to any of its Affiliates to the extent any such Affiliate requires such information in the ordinary course of Agent's or such Lender's credit committee or asset management procedures; (iii) to any of its legal counsel, accountants, and other professional advisors; (iv) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process; or (v) as required in connection with the exercise of any remedy under this Agreement or any of the other Loan Documents; PROVIDED, FURTHER, that a determination by Agent or a Lender as to the application of the circumstances described in the foregoing clauses (i) through (v) will be conclusive if made in good faith.

                 11.12 EXCEPTIONS TO COVENANTS. Neither Borrower nor any Subsidiary shall be deemed to be permitted to take any action or omit to take any action which is permitted as an exception to any of the terms, provisions or covenants contained in any of the Loan Documents if such action or omission would result in a Default or Event of Default or the breach of any other term, provision or covenant contained in any Loan Document.

                 11.13 SUBORDINATION. Borrower and each Co-Obligor agree that, notwithstanding any language to the contrary contained in the Subordinated Debt, all Subordinated Debt, whether heretofore, now or hereafter incurred, created, evidenced or owing, however such Subordinated Debt may be evidenced, extended or renewed, shall be and is subordinated in right of payment to the prior payment in full when and as due (whether by acceleration or otherwise) in cash of the Obligations now or hereafter owing to Agent or any Lender; provided that Borrower may pay the Subordinated Debt in accordance with the terms of Section 6.3. In furtherance thereof, Borrower and each Co-Obligor agree not to ask, demand, accelerate, sue for, take or secure all or any part of the Subordinated Debt except as permitted in this Agreement unless and until any and all Obligations shall have been paid in full in cash and this Agreement shall have been terminated as provided herein. Upon any distribution of all or substantially all of the assets or property of Borrower or any Subsidiary or in the event of any receivership, insolvency, bankruptcy, assignment for benefit of creditors, reorganization, readjustment or arrangement with creditors, whether pursuant to bankruptcy laws, dissolution, winding up, liquidation or other marshalling of the assets and liabilities of Borrower, whether voluntary or involuntary, or upon acceleration of the Obligations, all Obligations shall first be paid in full in cash before any payment or distribution of any character (whether in cash, securities or other property) shall be made for or on account of or applied on any Subordinated Debt.

                 11.14 SECTION TITLES. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                 11.15 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

                 11.16 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LENDERS AND BORROWERS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

                               * * * * * * * * *

                 IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.


                                        GENERAL ELECTRIC CAPITAL
                                         CORPORATION, as Agent and Lender


                                        By: /s/ Dan Pengue
                                            ------------------------------
                                            Title: Authorized Signatory
                                            ------------------------------


                                        CARLISLE PLASTICS, INC.


                                        By: /s/ Rajiv P. Bhatt
                                            ------------------------------
                                            Title: Chief Financial Officer
                                            ------------------------------



                                        POLY-TECH, INC.


                                        By: /s/ Rajiv P. Bhatt
                                            ------------------------------
                                            Title: Vice President
                                            ------------------------------


                                        A&E PRODUCTS (FAR EAST) LTD.


                                        By: /s/ Rajiv P. Bhatt
                                            ------------------------------
                                            Title: Director
                                            ------------------------------


                                        PLASTICOS BAJACAL S.A. DE C.V.


                                        By: /s/ Clifford A. Deupree
                                            ------------------------------
                                            Title: Sole Administrator
                                            ------------------------------

                                        RHINO-X INDUSTRIES, INC.


                                        By: /s/ Rajiv P. Bhatt
                                            ------------------------------
                                            Title: Chief Financial Officer
                                            ------------------------------



                                        A&E KOREA, LTD.


                                        By: /s/ Rajiv P. Bhatt
                                            ------------------------------
                                            Title: Vice President
                                            ------------------------------


                                        AMERICAN WESTERN CORPORATION


                                        By: /s/ Rajiv P. Bhatt
                                            ------------------------------
                                            Title: Vice President
                                            ------------------------------


                                        AWC TRANSPORTATION CORPORATION


                                        By: /s/ Rajiv P. Bhatt
                                            ------------------------------
                                            Title: Vice President
                                            ------------------------------

                                   SCHEDULE A
                                       to
                                CREDIT AGREEMENT
                           Dated as of March 9, 1994


                                  DEFINITIONS
                                  -----------

                 Capitalized terms used in the Agreement shall have (unless otherwise provided elsewhere in the Agreement) the following respective meanings:

                 "ACCOUNT DEBTOR" shall mean any Person who may become obligated to Borrower, or any of its Subsidiaries, under, with respect to, or on account of, an Account.

                 "ACCOUNTS" shall mean all "accounts," as such term is defined in the Code, now owned or hereafter acquired by Borrower, or any of its Subsidiaries, including (a) all accounts receivable, other receivables, book debts and other forms of obligations now owned or hereafter received or acquired by or belonging or owing to Borrower, or any of its Subsidiaries, whether arising out of goods sold or leased or services rendered by it or from any other transaction (including any such obligations which may be characterized as an account under the Code), (b) all of Borrower's and each of its Subsidiaries' rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, (c) all of Borrower's and each of its Subsidiaries' rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all monies due or to become due to Borrower, or any of its Subsidiaries, under all purchase orders and contracts for the sale or lease of goods or the performance of services or both by Borrower, or any of its Subsidiaries (whether or not yet earned by performance on the part of Borrower or such Subsidiary, as appropriate) now or hereafter in existence, including the right to receive the proceeds of said purchase orders and contracts, and
(e) all collateral security and guarantees of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

                 "AFFILIATE" shall mean, with respect to any Person, (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 5% or more of the Stock having ordinary voting power in the election of directors of such Person, (ii) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person or (iii) each of such Person's officers, directors, joint venturers and partners. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

                 "AGENT" shall mean GE Capital in its capacity as agent for the Lenders pursuant to Section 9, and not in its individual capacity as a Lender, and any successor appointed pursuant to Section 9.2.

                 "AGREEMENT" shall mean the Credit Agreement by and among Borrower, the Co-Obligors, and General Electric Capital Corporation, as Agent and Lender, including all restatements and modifications thereof and amendments and supplements thereto and any appendices, exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at any and all times such reference becomes operative.

                 "ALTERNATE RATE" shall mean a rate per annum equal to (a) the Commercial Paper Rate, plus (b) the Applicable Margin, in each case changing when and as the Commercial Paper Rate changes.

                 "APPLICABLE MARGIN" shall mean incremental rates as follows:
(a) for that portion of the aggregate outstanding balance of the Revolving Credit Loan which is less than $5 million, 2.25% per annum, (b) for that portion of the aggregate outstanding balance of the Revolving Credit Loan which is $5 million or greater but less than $10 million, 3.25% per annum, and (c) for that portion of the aggregate outstanding balance of the Revolving Credit Loan which is $10 million or more, 3.75% per annum.

                 "ASSET PURCHASE AGREEMENTS" shall mean those certain Asset Purchase Agreements by and between Borrower and each of its domestic operating Subsidiaries, each dated the Closing Date, whereby Borrower agrees to purchase all of such Subsidiaries' raw materials, work in process, finished goods, accounts and inventory upon the terms and conditions set forth therein, in each case in form and substance satisfactory to Agent and its counsel.

                 "BORROWER" shall mean Carlisle Plastics, Inc., a Delaware corporation, and its permitted successors and assigns.

                 "BORROWING AVAILABILITY" shall have the meaning assigned to it in Section 1.1(a).

                 "BORROWING BASE" shall mean at any time an amount determined by Agent, in its sole discretion from time to time, equal to the sum at such time of:

                 (a) Up to eighty percent (80%) of the book value of Eligible Accounts, less reserves; and

                 (b) Up to fifty percent (50%) of Eligible Inventory valued on a first-in, first-out basis (at the lower of cost or market), less reserves; PROVIDED, HOWEVER, that total Revolving Credit Loans secured by Eligible Inventory shall not exceed $20,000,000 at any time.

                 "BORROWING BASE CERTIFICATE" shall mean a certificate in the form attached to the Agreement as EXHIBIT B.

                 "BORROWING DATE" shall mean a date in which a Revolving Credit Advance is made or a Letter of Credit Obligation is incurred hereunder.

                 "BUSINESS DAY" shall mean (a)     for all purposes other than
as specified in clause (b), any day other than a Saturday, Sunday or other day on which banks are required or permitted to be closed in the State of New York and (b) with respect to all notices, determinations, borrowings, rate selections and payments in connection with the LIBOR Rate and determination of the Index Rate, any day that is a Business Day described in clause (a) and that is also a day on which dealings in U.S. Dollars are carried on in the London interbank market.

                 "CAPITAL EXPENDITURES" shall mean all payments for any fixed assets or improvements, or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP, and, in any event, shall include Capital Lease Obligations and all asset purchases secured by purchase money security interests.

                 "CAPITAL LEASE" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet, other than, any such lease under which such Person is the lessor.

                 "CAPITAL LEASE OBLIGATION" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

                 A "CHANGE IN CONTROL" shall have occurred if, at any time, (i) any Person or "group" has acquired "beneficial ownership" (as such terms are defined under Section 13d-3 of and Regulation 13D under the Securities Exchange Act of 1934, as amended), either directly or indirectly, of outstanding shares of Stock of Borrower having more than twenty percent (20%) of the voting power for the election of directors of Borrower under ordinary circumstances or (ii) more than twenty percent (20%) of the members of Borrower's Board of Directors shall have been replaced by new Directors not nominated for membership on the Board by a majority of Directors who were Directors on the Closing Date.

                 "CHARGES" shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes (including, without limitation, taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to
(i) the Collateral, (ii) the Obligations, (iii) the employees, payroll, income or gross receipts of Borrower, or any of its Subsidiaries, (iv) Borrower's, or any of its Subsidiaries', ownership or use of any of its properties or other assets, or (v) any other aspect of Borrower's, or any of its Subsidiaries', businesses.

                 "CHATTEL PAPER" shall mean any "chattel paper," as such term is defined in the Code, now owned or hereafter acquired by Borrower, or any of its Subsidiaries, wherever located.

                 "CIT DOCUMENTS" shall mean, collectively the CIT Guaranty Agreement, the CIT Loan Agreement and the CIT Notes.

                 "CIT GUARANTY AGREEMENT" shall mean that certain Guaranty Agreement, dated May 13, 1992, executed by Poly-Tech, Inc. in favor of CIT Group/Equipment Financing, Inc., as in effect on the Closing Date.

                 "CIT LOAN AGREEMENT" shall mean that certain Loan and Security Agreement by and between Borrower and The CIT Group/ Equipment Financing, Inc., dated May 13, 1992, as in effect on the Closing Date.

                 "CIT NOTES" shall mean those certain promissory notes described on Schedule 6.3 executed by Borrower in favor of CIT Group/Equipment Financing, Inc. pursuant to the CIT Loan Agreement, as in effect on the Closing Date.

                 "CLOSING DATE" shall mean March 9, 1994.

                 "CODE" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; PROVIDED, HOWEVER, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Agent's or any Lender's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                 "COLLATERAL" shall mean the property covered by the Security Agreement and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations.

                 "COLLATERAL DOCUMENTS" shall mean, collectively, the Security Agreement and all other documents, agreements, mortgages, assignments, security agreements, pledges and instruments executed by Borrower or any Co-Obligor or any other Subsidiary pursuant to which a Lien is granted on any assets or property to secure the Obligations, in each case as the same may be amended, modified or supplemented from time to time.

                 "COLLATERAL REPORTS" shall mean the reports with respect to the Collateral referred to in Schedule 3.5.

                 "COLLECTION ACCOUNT" shall mean that certain account of Agent, account number 50232854 in the name of GECC/CAF Depository at Bankers Trust Company, 17 Wall Street, New York, New York, ABA number 021 001 033.

                 "COMMERCIAL PAPER RATE" shall mean a floating rate equal to the latest month-end rate for thirty (30) day commercial paper rate of interest for "high-grade unsecured notes sold through dealers by major corporations" published in the "Money Rates" section of the WALL STREET JOURNAL (whether or not actually charged, but subject to any and all corrections or retractions which may be published). The Commercial Paper Rate shall be specified by Agent on the Closing Date for the month of March 1994 and thereafter on the last Business Day of each calendar month and, once specified, shall be in effect throughout the next calendar month.

                 "COMMITMENT" or "COMMITMENTS" shall mean the commitment or commitments of a Lender or Lenders to make Revolving Credit Advances as set forth in Section 1.1(a).

                 "Commitment Termination Date" shall mean the earliest of (i) March 9, 1997, (ii) the date of termination of Lenders' obligations to advance funds or permit existing advances to remain outstanding pursuant to SECTION 8.2, and (iii) the date of prepayment in full in cash by Borrower of the Revolving Credit Loan in accordance with the provisions of SECTION 1.2(B).

                 "CONTRACTS" shall mean all "contracts," as such term is defined in the Code, now owned or hereafter acquired by Borrower, or any of its Subsidiaries, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which Borrower, or any of its Subsidiaries, may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

                 "CONVERSION/CONTINUATION NOTICE" shall have the meaning assigned to it in SECTION 1.1(C).

                 "CO-OBLIGOR" AND "CO-OBLIGORS" shall have the meanings respectively assigned to them in the opening paragraph of the Agreement.

                 "COPYRIGHT LICENSE" shall mean any and all rights now owned or hereafter acquired by Borrower or any of its Subsidiaries under any written agreement granting any right to use any Copyright or Copyright registration.

                 "COPYRIGHTS" shall mean all of the following now owned or hereafter acquired by Borrower or any of its Subsidiaries: (i) all copyrights and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (ii) all reissues, extensions or renewals thereof.

                 "DEBT AVAILABILITY" shall mean, for each Fiscal Year, an
amount equal to (a) the aggregate amount of Indebtedness that Borrower and its
Subsidiaries could have had outstanding as of the end of such Fiscal Year without exceeding the ratio of Funded Debt to Equity, measured as of the end of such Fiscal Year, set forth below opposite such Fiscal Year, minus (b) the aggregate amount of Indebtedness of Borrower and its Subsidiaries actually outstanding as of the end of such Fiscal Year:
                                                            Funded Debt to
                 Fiscal Year                                Equity Ratio
                 -----------                                ------------
                     1994                                   2.20 to 1.0

                     1995                                   1.65 to 1.0

                     1996                                   1.24 to 1.0

                     1997                                   .90 to 1.0

                     1998                                   .65 to 1.0

                 "DEBT SERVICE CHARGES" shall mean, with respect to Borrower and its Subsidiaries on a consolidated basis, for any fiscal period of Borrower, the sum of (i) Interest Expense in respect of Funded Debt plus (ii) regularly scheduled payments of principal on Funded Debt, in each case of Borrower and its Subsidiaries for such period.

                 "DEFAULT" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

                 "DEFAULT RATE" shall have the meaning assigned to it in
Section 1.5(e).

                 "DISBURSEMENT ACCOUNT" shall have the meaning assigned to it on Schedule C.

                 "DOL" shall mean the United States Department of Labor or any successor thereto.

                 "DOCUMENTS" shall mean any "documents," as such term is defined in the Code, now owned or hereafter acquired by Borrower, or any of its Subsidiaries, wherever located.

                 "EBITDA" shall mean, with respect to Borrower and its Subsidiaries on a consolidated basis, for any fiscal period of Borrower (i) Net Income plus (ii) to the extent deducted in determining Net Income, Interest Expense and taxes (as stated in Borrower's consolidated statement of income) plus (iii) to the extent deducted in determining Net Income, depreciation, amortization and other similar non-cash charges minus (iv) to the extent added in determining Net Income, extraordinary gains plus (v) to the extent deducted in determining Net Income, extraordinary losses.

                 "ELIGIBLE ACCOUNTS" shall have the meaning assigned to it on
Schedule 1.6.

                 "ELIGIBLE INVENTORY" shall have the meaning assigned to it on
Schedule 1.7.

                 "ENVIRONMENTAL LAWS" shall mean all federal, state, local and foreign laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree or judgment, relative to the applicable real estate, relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section Section 9601 ET SEQ.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C. Section Section 1801 ET SEQ.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Section Section 136 ET SEQ.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section Section 6901 ET SEQ.) ("RCRA"); the Toxic Substance Control Act, as amended (15 U.S.C. Section Section 2601 ET SEQ.); the Clean Air Act, as amended (42 U.S.C. Section Section 740 ET SEQ.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section Section 1251 et seq.); the Occupational Safety and
Health Act, as amended   (29 U.S.C. Section Section  651 ET SEQ.)

("OSHA"); and the Safe Drinking Water Act, as amended (42 U.S.C. Section
Section 300(f) ET SEQ.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

                 "ENVIRONMENTAL LIABILITIES AND COSTS" shall mean all liabilities, obligations, responsibilities, remedial actions, removal actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand by any person or entity, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (including any thereof arising under any Environmental Law, permit, order or agreement with any Governmental Authority) and which relate to any health or safety condition regulated under any Environmental Law or in connection with any other environmental matter or Release, threatened Release or the presence of a Hazardous Material or threatened Release of a Hazardous Material.

                 "EQUIPMENT" shall mean all "equipment," as such term is defined in the Code, now owned or hereafter acquired by Borrower, or any of its Subsidiaries, wherever located, including all Borrower's and each of its Subsidiaries' machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment (other than software constituting part of the Accounts), and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, all whether now owned or hereafter acquired, and wherever situated, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

                 "EQUITY" shall mean the assets of Borrower and its Subsidiaries on a consolidated basis less (i) reserves applicable thereto and
(ii) the liabilities of Borrower and its Subsidiaries on a consolidated basis, all as determined in accordance with GAAP.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

                 "ERISA AFFILIATE" shall mean, with respect to Borrower or any of its Subsidiaries, any trade or business (whether or not incorporated) under common control with Borrower or such Subsidiary, as appropriate, and which, together with Borrower or such Subsidiary, as appropriate, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

                 "ERISA EVENT" shall mean, with respect to Borrower, any of its Subsidiaries or any ERISA Affiliate, (i) a Reportable Event with respect to a Title IV Plan or a Multiemployer Plan; (ii) the withdrawal of Borrower, or any of its Subsidiaries or any ERISA Affiliate from a Title IV Plan subject to
Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (iii) the complete or partial withdrawal of Borrower, or any of its Subsidiaries or any ERISA Affiliate from any Multiemployer Plan; (iv) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (v) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (vi) the failure to make required contributions to a Qualified Plan; or (vii) any other event or condition which might reasonably be expected to constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

                 "EVENT OF DEFAULT" shall have the meaning assigned to it in
SECTION 8.1.

                 "FAIRMONT IRB" shall mean the industrial revenue bonds issued in connection with that certain loan agreement dated December 31, 1985 between the City of Fairmont, Minnesota and AMDEVCO PACKAGING/FILMS, INC.

                 "FEDERAL RESERVE BOARD" shall have the meaning assigned to it in Section 3.12.

                 "FEES" shall mean any and all fees due to Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

                 "FINANCIAL COVENANTS" shall have the meaning assigned to it in
SECTION 6.11.

                 "FINANCIAL STATEMENTS" shall mean the financial statements referred to in SCHEDULE 3.4.

                 "FISCAL MONTH" shall mean any of the monthly accounting periods of Borrower.

                 "FISCAL QUARTER" shall mean any of the quarterly accounting periods of Borrower.

                 "FISCAL YEAR" shall mean the twelve month period of Borrower ending December 31 of each year.

                 "FIXED CHARGES" shall mean, with respect to Borrower and its Subsidiaries on a consolidated basis, for any fiscal period of Borrower, the sum of (i) Debt Service Charges plus (ii) taxes (as stated in Borrower's consolidated statement of income), in each case of Borrower for such period.

                 "FORMULA AMOUNT" shall have the meaning assigned to it in
Section 1.1(a).

                 "FUNDED DEBT" shall mean, with respect to Borrower and its Subsidiaries, on a consolidated basis, all of its Indebtedness which by the terms of the agreement governing or instrument evidencing such Indebtedness matures more than one year from or is directly or indirectly renewable or extendible at its option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, including in each instance current maturities of long-term debt (and the current portion of long-term debt in the last year of its term), revolving credit and short-term debt extendible beyond one year at the option of the debtor, and shall also include, without limitation, Indebtedness arising under or in connection with any interest rate swap agreement or arrangements, the Revolving Credit Loan, the Letter of Credit Obligations and the other Obligations.

                 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

                 "GE CAPITAL" shall mean General Electric Capital Corporation, a New York corporation.

                 "GE CAPITAL FEE LETTER" shall mean that certain letter, dated February 18, 1994, between GE Capital and Borrower with respect to certain fees to be paid by Borrower to GE Capital.

                 "GENERAL INTANGIBLES" shall mean any "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by Borrower, or any of its Subsidiaries, including, without limitation, all right, title and interest which Borrower, or any of its Subsidiaries, may now or hereafter have in or under any Contract, all customer lists, Copyrights, Trademarks, Patents, service marks, trade names, business names, corporate names, trade styles, logos and other source or business identifiers, and all applications therefor and reissues, extensions or renewals thereof, rights in intellectual property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark license), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, and business interruption insurance and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments and rights of indemnification.

                 "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 "GUARANTEED INDEBTEDNESS" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person
(i) to purchase or repurchase any such primary obligation, (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or
(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) to indemnify the owner of such primary obligation against loss in respect thereof.

                 "GUARANTOR" shall mean each Person, if any, which executes a guarantee or a support or other similar agreement in favor of Agent or any Lender in connection with the transactions contemplated by the Agreement and the other Loan Documents.

                 "GUARANTIES" shall mean any agreement to pay or perform, on behalf of Borrower, the Revolving Credit Loan, the Letter of Credit Obligations or any of the other Obligations, made in favor of Agent or any Lender, in form and substance satisfactory to Agent, together with all amendments, modifications and supplements thereto contested to in writing by Agent, and shall refer to any such Guaranty as the same may be in effect at the time such reference becomes operative.

                 "HAZARDOUS MATERIAL" shall mean any substance, material or waste, the generation, handling, storage, treatment or disposal of which is regulated by or forms the basis of liability now or hereafter under, any Government Authority in any jurisdiction in which Borrower or any of its Subsidiaries has owned, leased, or operated real property or disposed of hazardous materials, or by any Federal government authority, including, without limitation, any material or substance which is (i) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste" or other similar term or phrase under any Environmental Laws, (ii) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), any radioactive substance, methane, volatile hydrocarbons or any industrial solvent, (iii) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section Section 1251 ET SEQ. (33 U.S.C.
Section Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317), (iv) defined as a "hazardous waste" pursuant to
Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, ET SEQ. (42 U.S.C. Section 6903), or (v) defined as a "hazardous substance" pursuant to Section 1012 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 ET SEQ. (42 U.S.C. Section 9601).

                 "INDEBTEDNESS" of any Person shall mean (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but excluding obligations to trade creditors incurred in the ordinary course of business), (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all Capital Lease Obligations, (v) all obligations arising under or in connection with any interest rate swap agreement or arrangements, (vi) all Indebtedness referred to in clause (i),
(ii), (iii), (iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) the Obligations, and (viii) all liabilities under Title IV of ERISA.

                 "Indentures" shall mean, collectively (i) that certain Amended and Restated Indenture dated as of April 1, 1989 by and between Borrower and United States Trust Company of New York, as trustee, relating to the issuance of Borrower's 13-3/4% Senior

Notes due 1997, (ii) that certain Indenture dated as of March 23, 1990, by and between Borrower and Bank of Montreal Trust Company, as trustee, relating to the issuance of Borrower's Senior Variable Rate Notes due 1997, and (iii) that certain Indenture dated as of June 1, 1992 by and among Borrower, Poly-Tech, Inc. and United States Trust Company of New York, as trustee, relating to the issuance of Borrower's 10-1/4% Senior Notes due 1997, in each case as the same may have been amended, modified or supplemented through the Closing Date.

                 "INDEX BASE RATE" shall mean a floating rate equal to the rate determined by the Agent on the last Business Day of each month at which deposits in U.S. Dollars with a maturity of one (1) month are offered based upon information presented on the Telerate Screen as of 11:00 a.m. (London time) on such Business Day; provided that if at least two such offered rates appear on the Telerate Screen, the arithmetic mean of all such rates (as determined by the Agent) shall be the rate used; provided further that if Telerate ceases to provide LIBOR quotations, such rate shall be the average rate determined by the Agent on the last Business Day of each month at which deposits in U.S. Dollars in the amount of $100,000 with a maturity of one (1) month are offered by Bankers Trust Company to first-class banks in the London interbank market as of 11:00 a.m. (London time) on such Business Day. The Index Base Rate shall be specified by Agent on the Closing Date for the month of March 1994 and thereafter on the last Business Day of each calendar month and, once specified, shall be in effect throughout the next calendar month.

                 "INDEX RATE" shall mean, for each Index Rate Advance, the sum of (a) the quotient of (i) the applicable Index Base Rate, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable thereto, plus
(b) the Applicable Margin. The Index Rate shall be rounded, if necessary, to the next higher 1/16th of 1%.

                 "INDEX RATE ADVANCE" shall mean a Revolving Credit Advance which bears interest at the Index Rate.

                 "INSTRUMENTS" shall mean any "instrument," as such term is defined in the Code, now owned or hereafter acquired by Borrower, or any of its Subsidiaries, wherever located, including all certificated securities, all certificates of deposit, and all notes and other, without limitation, evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

                 "INTEREST EXPENSE" shall mean, for any fiscal period of Borrower, interest expense of Borrower for such period in respect of Funded Debt, excluding the amortization of capitalized debt transaction costs.

                 "INVENTORY" shall mean any "inventory," as such term is defined in the Code, now or hereafter owned or acquired by, Borrower, or any of its Subsidiaries, wherever located, including inventory, merchandise, goods and other personal property which are held by or on behalf of Borrower, or any of its Subsidiaries, for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Borrower's, or any of its Subsidiaries', businesses or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

                 "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

                 "IRS" shall mean the Internal Revenue Service, or any successor thereto.

                 "LEASES" shall mean all leasehold estates in real property now owned or hereafter acquired by Borrower or any of its Subsidiaries, as lessee.

                 "LENDER ADDITION AGREEMENT" shall mean an agreement among Agent, a Lender and such Lender's assignee regarding their respective rights and obligations with respect to assignments of the Revolving Credit Loan, the Commitments and other interests under the Agreement and the other Loan Documents.

                 "LENDERS" shall mean GE Capital and, if at any time GE Capital shall decide to assign or syndicate all or any portion of the Obligations, such term shall include such assignee or such other members of the syndicate.

                 "LETTER OF CREDIT OBLIGATIONS" shall mean all outstanding obligations incurred by Lenders at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance by the Lenders of, or the guarantee by Lenders of the issuance by another of, letters of credit. The amount of Letter of Credit Obligations outstanding at any time shall equal the maximum amount which may be payable by Lenders thereupon or pursuant thereto at such time.

                 "LETTERS OF CREDIT" shall mean commercial or standby letters of credit issued at the request and for the account of Borrower for which Lenders have incurred Letter of Credit Obligations.

                 "LIBOR BASE RATE" shall mean, for each LIBOR Interest Period, the rate determined by the Agent at which deposits in U.S. Dollars are offered based upon information presented on the Telerate Screen as of 11:00 a.m. (London time) on the LIBOR Rate

Determination Date in the approximate amount of the LIBOR Rate Advance and having a maturity approximately equal to such LIBOR Interest Period; PROVIDED that if at least two such offered rates appear on the Telerate Screen in respect of such LIBOR Interest Period, the arithmetic mean of all such rates (as determined by the Agent) shall be the rate used; PROVIDED FURTHER that if Telerate ceases to provide LIBOR quotations, such rate shall be the average rate determined by the Agent at which deposits in U.S. Dollars are offered for the relevant LIBOR Interest Period by Bankers Trust Company to first-class banks in the London interbank market as of 11:00 a.m. (London time) on the applicable LIBOR Rate Determination Date in the approximate amount of the LIBOR Rate Advance and having a maturity approximately equal to such LIBOR Interest Period.

                 "LIBOR INTEREST PERIOD" shall mean, with respect to a LIBOR Rate Advance, a period of one, two or three months, as available, commencing on a Business Day, selected by Borrower pursuant to SECTION 1.1(A) of this Agreement. Such Interest Period shall end on the day in the relevant succeeding calendar month which corresponds numerically to the beginning day of such Interest Period; PROVIDED that if there is no such numerically corresponding day in such next, second or third succeeding month, such Interest Period shall end on the last Business Day of such next, second or third succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; PROVIDED that if such next succeeding Business Day falls in a new month, such Interest Period shall end on the immediately preceding Business Day. In the case of immediately succeeding Interest Periods, each successive Interest Period shall commence on the day on which the immediately preceding Interest Period expires. Notwithstanding any of the foregoing, no Interest Period shall extend beyond the Commitment Termination Date.

                 "LIBOR RATE" shall mean, for each LIBOR Interest Period, the sum of (a) the quotient of (i) the LIBOR Base Rate applicable to such LIBOR Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such LIBOR Interest Period, plus (b) the Applicable Margin. The LIBOR Rate shall be rounded, if necessary, to the next higher 1/16th of 1%.

                 "LIBOR RATE ADVANCE" shall mean a Revolving Credit Advance which bears interest at the LIBOR Rate.

                 "LIBOR RATE DETERMINATION DATE" shall mean the date for calculating the LIBOR Rate. The LIBOR Rate Determination Date shall be the second Business Day prior to the first day of the related LIBOR Interest Period.

                 "LICENSE" shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Borrower or any of its Subsidiaries.

                 "LIEN" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

                 "LOAN ACCOUNT" shall have the meaning assigned to it in
Section 1.12.

                 "LOAN DOCUMENTS" shall mean the Agreement, the Revolving Credit Note, the GE Capital Fee Letter, the Security Agreement, the other Collateral Documents and all other agreements, instruments, documents and certificates identified in the Schedule of Documents in favor of Agent and/or Lenders and including all other pledges, financing statements, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of Borrower or any of its Affiliates, or any employee of Borrower, or any of its Affiliates, and delivered to Agent or any Lender in connection with the Agreement or the transactions contemplated hereby.

                 "LOCK BOX ACCOUNT" shall have the meaning assigned to it on Schedule C.

                 "MANAGEMENT SERVICES AGREEMENT" shall mean that certain Management Services Letter Agreement, dated May 22, 1991, by and between Borrower and Carlisle Plastics Management Corporation, as heretofore amended and as the same may after the Closing Date be extended or renewed on terms which are no less favorable to Borrower and which have been otherwise disclosed to Agent.

                 "MATERIAL ADVERSE EFFECT" shall mean (a) a material adverse effect on (i) the business, assets, operations, prospects or financial or other condition of Borrower or Borrower and its Subsidiaries considered as a whole,
(ii) Borrower's ability to pay the Revolving Credit Loan, the Letter of Credit Obligations or any of the other Obligations in accordance with the terms thereof, (iii) the Collateral or Agent's Liens, on behalf of itself and Lenders, on the Collateral or the priority of any such Lien, or (iv) Agent's or any Lender's rights and remedies under the Agreement or any other Loan Document or (v) the validity or enforceability of any of the Loan Documents, or (b) the incurrence by Borrower or any of its Subsidiaries of material liability, contingent or liquidated, outside of the ordinary course of business.

                 "MAXIMUM LAWFUL RATE" shall have the meaning assigned to it in
Section 1.5(f).

                 "MAXIMUM REVOLVING CREDIT LOAN" shall mean, at any particular time, an amount equal to $55,000,000 as such amount may be reduced, if at all, from time to time in accordance with the Agreement.

                 "MULTIEMPLOYER PLAN" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, and to which Borrower, or any of its Subsidiaries or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

                 "NET INCOME" shall mean, with respect to Borrower and its Subsidiaries on a consolidated basis, for any fiscal period, Borrower's consolidated net income (or loss) after income and franchise taxes and shall have the meaning given such term by GAAP; provided, that, there shall be specifically excluded therefrom net income of any Person that is not a, direct or indirect, wholly-owned Subsidiary of Borrower, unless received by Borrower in cash.

                 "NET WORTH" shall mean the sum of (i) the higher of $66,000,000 or Equity as of April 30, 1994 plus (ii) Net Income since April 30, 1994 through and including the applicable measurement date.

                 "NON-USE FEE" shall have the meaning assigned to it in Section 1.8(b).

                 "NOTICE OF REVOLVING CREDIT ADVANCE" shall have the meaning assigned to it in Section 1.1(b).

                 "OBLIGATIONS" shall mean all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by Borrower to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest, Fees, Charges, expenses, reimbursements, indemnities, attorneys' fees and any other sum chargeable to Borrower under the Agreement or any of the other Loan Documents.

                 "PATENT LICENSE" shall mean rights under any written agreement now owned or hereafter acquired by Borrower or any of its Subsidiaries granting any right with respect to any invention on which a Patent is in existence.

                 "PATENTS" shall mean all of the following in which Borrower or any of its Subsidiaries now holds or hereafter acquires any interest: (i) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country, and (ii) all reissues, continuations, continuations-in-part or extensions thereof.

                 "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

                 "PENSION PLAN" shall mean an employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), which is not an individual account plan, as defined in Section 3(34) of ERISA, and which Borrower or any of its Subsidiaries or, if a Title IV Plan, any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

                 "PERMITTED ENCUMBRANCES" shall mean the following encumbrances: (i) Liens for taxes or assessments or other governmental Charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of Section 5.2(b); (ii) pledges or deposits securing obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which either Borrower is a party as lessee made in the ordinary course of business; (iv) deposits securing public or statutory obligations of either Borrower; (v) inchoate and unperfected workers', mechanics', suppliers' or similar liens arising in the ordinary course of business; (vi) carriers', warehousemen's or other similar possessory liens arising in the ordinary course of business and securing indebtedness not yet due and payable in an outstanding aggregate amount not in excess of $25,000 at any time; (vii) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which Borrower is a party; and (viii) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real property, lease or leasehold estate.

                 "PERMITTED INVESTMENTS" shall mean (i) investments in direct obligations of the United States of America maturing within 90 days of the date of acquisition thereof, (ii) investments in certificates of deposit maturing within 90 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States or any state thereof having capital, surplus and undivided profits aggregating in excess of $500,000,000,
(iii) investments in commercial paper given the highest rating by two nationally recognized statistical rating organizations (as defined in Rule 436 under the Securities Act of 1933, as amended) and maturing not more than 90 days from the date of acquisition thereof, (iv) demand deposit accounts and other corporate accounts set forth on SCHEDULE 3.22, (v) loans or advances permitted by SECTION 6.3 or 6.4, (vi) existing Investments in Subsidiaries described in SCHEDULE 3.10, and (vii) Investments in new Subsidiaries after the Closing Date in accordance with the terms of SECTION 5.13.

                 "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

                 "PLAN" shall mean, with respect to either of the Borrower, any of its Subsidiaries or any ERISA Affiliate, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, which Borrower or any of its Subsidiaries maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

                 "PROCEEDS" shall mean "proceeds," as such term is defined in the Code, including (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower or any of its Subsidiaries from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to Borrower or any of its Subsidiaries from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), (iii) any recoveries by Borrower or any of its Subsidiaries against third parties with respect to any litigation or dispute concerning any of the Collateral, and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon disposition or otherwise.

                 "PROJECTIONS" shall mean any and all projections delivered pursuant to or in connection with the Agreement.

                 "PRO RATA SHARE" shall mean with respect to matters relating to a Lender's Commitment with respect to Revolving Credit Advances and Letter of Credit Obligations (including the making or repayment of Revolving Credit Advances and incurrence of Letter of Credit Obligations pursuant to those Commitments), and with respect to all other matters, the percentage obtained by dividing (i) the

Revolving Loan Commitment of that Lender by (ii) the aggregate Revolving Loan Commitments of all Lenders, as such percentage may be adjusted by assignments permitted pursuant to Section 9.1.

                 "PURCHASE MONEY LIENS" shall mean purchase money liens (including capitalized leases and other forms of installment purchase financing but excluding the Sale Leaseback Facility) granted to the Person financing a purchase of Equipment acquired in the ordinary course of business in accordance with past practice (subject to the limitations on Capital Expenditures set forth in the Agreement, including SCHEDULE 6.11); PROVIDED, that such liens attach only to the Equipment so acquired, the Indebtedness secured by such lien does not exceed the purchase price of the Equipment on which the lien is granted, and the transaction does not violate any other provision of the Agreement.

                 "QUALIFIED PLAN" shall mean an employee pension benefit plan, as defined in Section 3(2) of ERISA, which is intended to be tax-qualified under Section 401(a) of the IRC, and which Borrower, any of its Subsidiaries or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

                 "RATE OPTION" shall mean the LIBOR Rate or the Index Rate.

                 "RATE SWAP AGREEMENT" shall mean that certain interest rate and currency exchange agreement, dated September 15, 1993, by and between Borrower and The First National Bank of Boston, as in effect on the Closing Date.

                 "RECEIVABLES SECURITIZATION FACILITY" shall mean that certain facility between Borrower and Redwood Receivables Corporation or another funding source satisfactory to Agent to finance Borrower's accounts receivable in an amount not to exceed Thirty-Five Million Dollars ($35,000,000), such facility to include the terms and conditions set forth in that certain commitment letter, dated February 16, 1994, between Borrower and Redwood Receivables Corporation, and such other terms and conditions as are satisfactory to Agent in its sole discretion.

                 "REDIRECTION NOTICE" shall have the meaning assigned to it in Schedule C to the Agreement.

                 "REDWOOD RECEIVABLES CORPORATION" shall mean Redwood Receivables Corporation, a special purpose Delaware corporation, and its successors and assigns.

                 "RELEASE" shall mean, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials in the indoor or outdoor environment by such Person, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

                 "REPORTABLE EVENT" shall mean any of the events described in
Section 4043(b) (1), (2), (3), (5), (6), (8) or (9) of ERISA.

                 "REQUEST DATE" shall have the meaning assigned to it in
SECTION 1.1(C).

                 "REQUISITE LENDERS" shall mean (a) Lenders having more than sixty-six and two-thirds percent (66 2/3%) of the total Commitments of all Lenders, or (b) if all Commitments have been terminated, Lenders having more than sixty-six and two-thirds percent (66 2/3%) of the aggregate outstanding amount of the Revolving Credit Loan.

                 "RESERVE REQUIREMENT" shall mean, with respect to a LIBOR Interest Period, the maximum aggregate reserve requirements in effect on the LIBOR Rate Determination Date or the Index Rate Determination Date, as applicable (including, without limitation, all basic, supplemental, marginal and emergency reserves), which are imposed upon a Lender under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect, for eurocurrency liabilities with a maturity equal to such Interest Period.

                 "RESTRICTED PAYMENT" shall mean (i) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of a Person's Stock, (ii) any payment on account of the purchase, redemption, defeasance or other retirement of a Person's Stock or any other payment or distribution made in respect thereof, either directly or indirectly, or (iii) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person.

                 "RETIREE WELFARE PLAN" shall refer to any Welfare Plan providing for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

                 "REVOLVING CREDIT ADVANCE" shall have the meaning assigned to it in Section 1.1(a).

                 "REVOLVING CREDIT LOAN" shall mean the aggregate amount of Revolving Credit Advances outstanding at any time.

                 "REVOLVING CREDIT NOTE" shall have the meaning assigned to it in Section 1.1(c) and shall be substantially in the form of Exhibit C.

                 "REVOLVING LOAN COMMITMENT" shall mean (a) as to any Lender, the aggregate commitment of such Lender to make Revolving Credit Advances as set forth on Schedule E to the Agreement or in the most recent Lender Addition Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Advances.

                 "SALE LEASEBACK FACILITY" shall mean a sale-leaseback facility between Borrower and GE Capital or other Person in an amount not to exceed Forty-Five Million Dollars ($45,000,000), such facility, whether with GE Capital or another Person, to include (a) the terms and conditions set forth in that certain commitment letter, dated February 18, 1994, between Borrower and GE Capital, as amended, and (b) such other terms and conditions which are satisfactory to Agent in its sole discretion.

                 "SCHEDULE OF ACCOUNTS" shall mean the schedules of Accounts to be delivered by Borrower to Agent pursuant to Section 1.6.

                 "SCHEDULE OF DOCUMENTS" shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Schedule D.

                 "SCHEDULE OF INVENTORY" shall mean the schedules of Inventory to be delivered by Borrower to Agent pursuant to SECTION 1.7, including Borrower's internal reports classifying and valuing Inventory.

                 "SECURITY AGREEMENT" shall mean the Security Agreement of even date herewith entered into among Agent, on behalf of itself and Lenders, Borrower and its Subsidiaries, including all amendments, modifications and supplements thereto, and shall refer to the Security Agreement as the same may be in effect at the time such reference becomes operative.

                 "STOCK" shall mean all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

                 "STOCKHOLDER" shall mean each holder of Stock of Borrower or any of its Subsidiaries, as the context may require.

                 "SUBORDINATED DEBT" shall mean any Indebtedness issued or otherwise owing by Borrower in favor of any Subsidiary or by any Subsidiary in favor of Borrower (a) the payment of which is subordinated to the payment of the Obligations in form and substance satisfactory to Agent in its sole discretion and (b) which is incurred pursuant to documentation or entry in the financial records of Borrower or a Subsidiary, as applicable, in form and substance satisfactory to Agent in its sole discretion. Subordinated Debt shall include, without limitation, Indebtedness of the Subsidiaries in favor of Borrower set forth on SCHEDULE 6.3A and any extensions, renewals, substitutions, refinancings or replacements permitted by SECTION 6.3 and Indebtedness of the Subsidiaries in favor of Borrower expressly permitted by
SECTION 6.3.

                 "SUBSIDIARY" shall mean, with respect to any Person, (i) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise and (ii) any partnership in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of Borrower.

                 "TAXES" shall mean taxes, levies, imposts, duties, deductions, Charges or withholdings of whatsoever nature, and all liabilities with respect thereto, imposed by any domestic or foreign government or any subdivision or taxing authority thereof.

                 "TELERATE SCREEN" shall mean the display designated as Screen 3750 on the Telerate System or such other screen on the Telerate System as shall display the London interbank offered rates for deposits in U.S. Dollars quoted by selected banks.

                 "TERMINATION DATE" shall mean the date on which the Revolving Credit Loan has been repaid in full in cash and all other Obligations under the Agreement and the other Loan Documents have been completely discharged and Borrower shall have no further right to borrow any monies thereunder.

                 "TITLE IV PLAN" shall mean a Pension Plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA.

                 "TOLL MANUFACTURING AGREEMENTS" shall mean those certain Contract Manufacturing Agreements by and between Borrower and each of its domestic operating Subsidiaries, each dated the Closing Date, whereby Borrower appoints such Subsidiaries as Borrower's agent to purchase, process and ship Inventory for the benefit of Borrower upon the terms and conditions set forth therein, in each case in form and substance satisfactory to Agent and its counsel.

                 "TRADEMARK LICENSE" shall mean rights under any written agreement now owned or hereafter acquired by Borrower or any of its Subsidiaries granting any right to use any Trademark or Trademark registration.

                 "TRADEMARKS" shall mean all of the following now owned or hereafter acquired by Borrower or any of its Subsidiaries: (i) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; and (ii) all reissues, extensions or renewals thereof.

                 "UNFUNDED PENSION LIABILITY" shall mean, at any time, the aggregate amount, if any, of the sum of (i) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions in effect under such Title IV Plan, and (ii) for a period of five (5) years following a transaction reasonably likely to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by Borrower, any of its Subsidiaries or any ERISA Affiliate as a result of such transaction.

                 "WELFARE PLANS" shall mean any welfare plan, as defined in
Section 3(1) of ERISA, which is maintained or contributed to by either of the Borrowers, any Subsidiary thereof or any ERISA Affiliate.

                 "WITHDRAWAL LIABILITY" shall mean, at any time, the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA, and any increase in contributions pursuant to Section 4243 of ERISA with respect to all Multiemployer Plans.

                 Any accounting term used in the Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. In the event that any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrower, Agent and Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's and its Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, further, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. "Accounting Changes" means (a) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), and
(b) changes in accounting principles concurred in by Borrower's certified public accountants. In the event, if any, that Agent, Borrower and Requisite Lenders shall have agreed upon the required amendments, then after such agreement has been evidenced in writing and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in this Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agent, Borrower and Requisite Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all financial statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change.

                 All other undefined terms contained in the Agreement or any of the other Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of New York to the extent the same are used or defined therein. Unless otherwise expressly provided or unless the context requires otherwise, all references in the Agreement to Sections, Schedules and Exhibits shall mean and refer to Sections,

Schedules and Exhibits of the Agreement. References to Persons include their respective permitted successors and assigns or, in the case of a Governmental Authority, Persons succeeding to the relevant functions of such Persons. All references to statutes and related regulations shall include all amendments of same and any successor or replacement statutes and regulations. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including the Exhibits and Schedules hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement.

                 Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations.

            FIRST AMENDMENT TO CREDIT AGREEMENT AND SECURITY AGREEMENT
            ----------------------------------------------------------

                 This FIRST AMENDMENT TO CREDIT AGREEMENT AND SECURITY AGREEMENT (this "Amendment"), dated as of April 14, 1994, is by and among CARLISLE PLASTICS INC., a Delaware corporation, as Borrower, POLY-TECH, INC., a Minnesota corporation, A&E PRODUCTS (FAR EAST) LTD., a Hong Kong corporation, PLASTICOS BAJACAL S.A. DE C.V., a Mexican corporation, RHINO-X INDUSTRIES, INC., a Delaware corporation, A&E KOREA, LTD., a Delaware corporation, AMERICAN WESTERN CORPORATION, a Delaware corporation, and AWC TRANSPORTATION CORPORATION, a South Dakota corporation, collectively as the Co-Obligors, and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, as Agent and as Lender.

                                    RECITALS
                                    --------

                 A. The parties hereto are parties to that certain Credit Agreement dated as of March 9, 1994 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to which Lender has made and may hereafter make loans and advances and other extensions of credit to Borrower;

                 B. The parties hereto are parties to that certain Security Agreement dated as of March 9, 1994 (as amended, restated, supplemented or otherwise modified from time to time, the "Security Agreement"), pursuant to which Borrower and Co- Obligors granted to Agent, for the benefit of Agent and Lenders, a security interest in all of their right, title and interest in, to and under the Collateral;

                 C. Borrower and Co-Obligors desire, and Agent is willing, to amend certain provisions of the Credit Agreement and the Security Agreement, all on the terms and conditions set forth in this Amendment; and

                 D. Each capitalized term used in this Amendment and not otherwise defined in this Amendment shall have the meaning ascribed thereto in Schedule A to the Credit Agreement; this Amendment shall constitute a Loan Document; these Recitals shall be construed as part of this Amendment.

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

         1. Amendment of the Credit Agreement.
            ---------------------------------

                 1.1 SECTION 5.13(C) of the Credit Agreement is hereby amended by inserting immediately after the word "Subsidiary" in the second line thereof the phrase "(except Carlisle Plastics Funding Corporation)".

                 1.2 SECTION 6.4(I)(A) of the Credit Agreement is hereby amended by inserting immediately after the words "Subordinated

Debt" the phrase "and RFC Loans (as defined in the Receivables Sale
Agreement)".

                 1.3 The Credit Agreement is hereby amended by adding immediately after SECTION 6.23 the following new SECTION 6.24:

                 6.24 Borrower shall not receive any amounts from Carlisle Plastics Funding Corporation, including any dividends or other distributions, servicing fees, loans or proceeds from the sale of receivables, other than by direct deposit into the account listed on SCHEDULE 6.24; PROVIDED, THAT such Account shall be subject to a blocked account agreement in form and substance satisfactory to Agent.

                 1.4 The Credit Agreement is hereby amended by deleting in their entirety SCHEDULE 1.9 and SCHEDULE 3.22 and by substituting therefor
SCHEDULE 1.9 and SCHEDULE 3.22, respectively, in the form attached hereto as
SCHEDULE 1.9 and SCHEDULE 3.22, respectively.

                 1.5      The Credit Agreement is hereby amended by amending
                   SCHEDULE A as follows:

                 (a) SCHEDULE A is hereby amended by inserting therein in proper alphabetical order the following new definitions:

                 "RECEIVABLES FUNDING AND SERVICING AGREEMENT" shall mean that certain Receivables Funding and Servicing Agreement, dated as of April 14, 1994, by and among Carlisle Plastics Funding Corporation, as Borrower, Redwood Receivables Corporation, as Lender, Carlisle Plastics, Inc., as Servicer, and GE Capital, as Operating Agent and Collateral Agent.

                 "RECEIVABLES SALE AGREEMENT" shall mean that certain Receivables Sale Agreement, dated as of April 14, 1994, by and between Borrower and Carlisle Plastics Funding Corporation.

                 (b) SCHEDULE A is hereby amended by deleting the word "and" on the fifteenth line of the definition of "Permitted Investments" and by inserting the following new language at the end of such definition:

                 ; and (viii) capital contributions pursuant to Sections 2.01(b) and 4.04 of the Receivables Sale Agreement.

                 (c) SCHEDULE A is hereby amended by deleting in its entirety the definition of "Receivables Securitization

         Facility" and by substituting therefor the following new definition:

                 "RECEIVABLES SECURITIZATION FACILITY" shall mean that certain facility between Borrower and Redwood Receivables Corporation to finance Borrower's accounts receivable pursuant to the Receivables Sale Agreement and the Receivables Funding and Servicing Agreement.

                 (d) SCHEDULE A is hereby amended by deleting in its entirety the definition of "Sale Leaseback Facility" and by substituting therefor the following new definition:

                 "SALE LEASEBACK FACILITY" shall mean a sale-leaseback facility between Borrower and GE Capital pursuant to that certain Equipment Lease Agreement, dated as of April 4, 1994, by and between GE Capital, as Agent, and Borrower, and those certain Equipment Sublease Agreements between Borrower and Poly-Tech, Inc., American Western Corporation and Rhino-X Industries, Inc., respectively, each dated as of April 4, 1994.

                 1.6 The Credit Agreement is hereby amended by deleting in its entirety SCHEDULE C and by substituting therefor SCHEDULE C in the form attached hereto as SCHEDULE C.

                 1.7 The Credit Agreement is hereby amended by deleting in its entirety SCHEDULE C-1 and by substituting therefor SCHEDULE C-1 in the form attached hereto as SCHEDULE C-1.

         2.      Amendment of the Security Agreement.
                 -----------------------------------

                 2.1 SECTION 2(A)(I) of the Security Agreement is hereby amended by inserting at the end thereof the following language:

                 ; PROVIDED, HOWEVER, that Agent, on behalf of Agent and Lenders, shall release, as of the date of the Receivables Sale Agreement, all right, title and interest granted hereunder to Agent, for the benefit of Agent and Lenders, in all Receivables (as defined in the Receivables Sale Agreement) of Borrower which are sold or otherwise transferred from time to time to Carlisle Plastics Funding Corporation pursuant to and in accordance with the terms of the Receivables Securitization Facility.

                 2.2 The Security Agreement is hereby amended by deleting in its entirety SCHEDULE I thereto and by substituting therefor SCHEDULE I in the form attached hereto as SCHEDULE I.

         3. CONDITIONS TO EFFECTIVENESS. This Amendment shall not become effective, and Agent and Lenders shall have no obligation hereunder, until the following conditions shall have been satisfied in full, in Agent's sole discretion:

                 (a) Agent shall have received original counterparts of this Amendment, duly executed by each party hereto;

                 (b) Agent shall have received a duly executed original of that certain Subordination Agreement, dated as of March 9, 1994, among Agent, for the benefit of Agent and Lenders, Borrower and the Co-Obligors;

                 (c) Agent shall have received incumbency certificates, dated as of the date hereof, of the Secretary or Assistant Secretary of the Borrower and each of the Co-Obligors, respectively, which shall identify by name and title, and bear the signature of, their respective officers authorized to sign the Loan Documents to which they are a party, upon which certificates the Agent shall be entitled to rely until informed of any change in writing by such entity;

                 (d) Agent shall have received such other agreements, schedules, exhibits, certificates, documents or other instruments as Agent may request; and

                 (e) on and as of the date hereof, the representations and warranties of Borrower made pursuant to Section 4 hereof shall be true, accurate and complete in all respects.

                 4. REPRESENTATIONS AND WARRANTIES OF BORROWER. In order to induce Agent and Lender to enter into this Amendment, Borrower hereby makes the following representations and warranties, each of which shall survive the execution and delivery of this Amendment:

                 (a) as of the date hereof, no Default or Event of Default is continuing and, after giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default shall have occurred and be continuing;

                 (b) as of the date hereof and after giving effect to this Amendment and the transactions contemplated hereby, the representations and warranties of Borrower and each of the Co-Obligors contained in the Loan Documents are true, accurate and complete in all respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date; and

                 (c) the execution, delivery and performance by Borrower and each of the Co-Obligors of this Amendment and each of the agreements, schedules, exhibits, certificates, documents and other instruments attached hereto, described herein or contemplated hereby to which such Person is a party are within its corporate power and have been duly authorized by all necessary corporate action on the part of such Person (including, without limitation, resolutions of any executive committee, the board of directors and, as applicable, the stockholders, of such Person), and this Amendment and such agreements, schedules, exhibits, certificates, documents and instruments are the legal, valid and binding obligation of each such Person enforceable against each such Person in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally or by application of general principles of equity.

         5. Reference to and Effect on the Credit Agreement and Security
            ------------------------------------------------------------
            Agreement.
            ---------

                 5.1 Except as specifically amended above, each of the Credit Agreement and Security Agreement shall remain in full force and effect and each of the Credit Agreement and Security Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects.

                 5.2 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent under the Credit Agreement or Security Agreement, or any of the other Loan Documents, or constitute a waiver of any provision of the Credit Agreement or Security Agreement, or any of the other Loan Documents.

                 5.3 Upon the effectiveness of this Amendment each reference in (a) the Credit Agreement to "this Agreement," "hereunder," "hereof," or words of similar import and (b) any other Loan Document to "the Credit Agreement," shall, in each case, mean and be a reference to the Credit Agreement, as amended hereby.

                 5.4 Upon the effectiveness of this Amendment each reference in (a) the Security Agreement to "this Agreement," "hereunder," "hereof," or words of similar import and (b) any other Loan Document to "the Security Agreement," shall, in each case, mean and be a reference to the Security Agreement, as amended hereby.

         6. Miscellaneous.
            -------------

                 6.1 FEES AND EXPENSES. Borrower agrees to pay on demand all fees, costs and expenses incurred by or otherwise due to Agent in connection with the preparation, execution and delivery of this

Amendment, together with all fees, costs and expenses incurred by or otherwise due to Agent prior to the date hereof which are payable by Borrower pursuant to the Credit Agreement.

                 6.2 HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                 6.3 COUNTERPARTS. This Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

                 6.4  GOVERNING LAW.   EXCEPT AS OTHERWISE EXPRESSLY
PROVIDED HEREIN, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS AND DECISIONS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES) APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.



                              *     *     *     *

                 IN WITNESS WHEREOF, each party hereto has caused this First Amendment to be duly executed and delivered by its proper and duly authorized officer as of the date first written above.


                                        GENERAL ELECTRIC CAPITAL CORPORATION,
                                        as Agent and Lender

                                        By:  /s/ Dan Pengue
                                             --------------------------------
                                             Title:  Authorized Signatory
                                             --------------------------------


                                        CARLISLE PLASTICS, INC.

                                        By:  /s/ Rajiv P. Bhatt
                                             --------------------------------
                                             Title:  Chief Financial Officer
                                             --------------------------------


                                        POLY-TECH, INC.

                                        By:  /s/ Rajiv P. Bhatt
                                             --------------------------------
                                             Title:  Vice President
                                             --------------------------------


                                        A&E PRODUCTS (FAR EAST) LTD.

                                        By:  /s/ Rajiv P. Bhatt
                                             --------------------------------
                                             Title:  Director


                                        PLASTICOS BAJACAL S.A. DE C.V.

                                        By:  /s/ Clifford A. Deupree
                                             --------------------------------
                                             Title:  Sole Administrator
                                             --------------------------------

                                        RHINO-X INDUSTRIES, INC.

                                        By:  /s/ Rajiv P. Bhatt
                                             --------------------------------
                                             Title:  Chief Financial Officer


                                        A&E - KOREA, LTD.

                                        By:  /s/ Rajiv P. Bhatt
                                             --------------------------------
                                             Title:  Vice President
                                             --------------------------------

                                        AMERICAN WESTERN CORPORATION

                                        By:  /s/ Rajiv P. Bhatt
                                             --------------------------------
                                             Title:  Vice President
                                             --------------------------------


                                        AWC TRANSPORTATION CORPORATION

                                        By:  /s/ Rajiv P. Bhatt
                                             --------------------------------
                                             Title:  Vice President
                                             --------------------------------